FFTW FUNDS, INC.




























                                                              Annual Report
                                                          December 31, 1996



200 PARK AVENUE
NEW YORK, NY  10166
TELEPHONE 212.681.3000
FACSIMILE 212.681.3250





                                                    									February 28, 1997



Dear Shareholder:

    	We are pleased to present the Annual Report for the year ended December 31, 1996. The FFTW Funds, Inc. continues to enjoy strong growth in its seven Portfolios, each reflecting a specific strategy to meet the objectives of our investors.

    During the year, we introduced the Mortgage Total Return Portfolio for institutional investors who wish to participate in mortgage-related securities. We also opened the International Portfolio to expand our investors' options for participating in the non-U.S. dollar bond markets. Four new Portfolios have recently completed registration with the SEC:
Inflation-Indexed, Inflation-Indexed Hedged, Emerging Markets and Money Market. The growth in our fund family reflects the increasing success of the Fund as it enters its eighth year.

   	We greatly appreciate your participation in the FFTW Funds. We welcome the opportunity to discuss the objectives and results of our funds in a continuing effort to meet your investment needs. Please do not hesitate to contact us with questions or comments regarding this report, or for assistance in general.


Yours sincerely,


O. John Olcay
Chairman of the Board and Chief Executive Officer


FFTW Funds, Inc.
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Table Of Contents
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U.S. Short-Term Portfolio
  	Overview                                                        	1
  	Schedule of Investments                                         	3
Stable Return Portfolio
  	Overview                                                        	6
  	Schedule of Investments                                         	8
Mortgage Total Return Portfolio
  	Overview                                                       	10
	  Schedule of Investments                                        	12
Worldwide Portfolio
	  Overview                                                       	16
	  Schedule of Investments                                        	18
Worldwide-Hedged Portfolio
	  Overview                                                       	20
	  Schedule of Investments                                        	22
International Portfolio
	  Overview                                                       	24
	  Schedule of Investments                                        	26
International-Hedged Portfolio
	  Overview                                                       	28
	  Schedule of Investments                                        	29
Statements of Assets and Liabilities                              	31
Statements of Operations	                                          35
Statements of Changes in Net Assets                               	38
Financial Highlights                                              	42
Notes to Financial Statements                                     	49


FFTW Funds, Inc.
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U.S. Short-Term Portfolio
December 31, 1996
-------------------------------------------------------------------------------



GRAPH: Comparison of changes in Value of $10,000 Investment in US Short-Term
       Portfolio and the IBC's Money Fund Report Averages-All Taxable



Investment performance for the periods ended December 31, 1996:

Average Annual Total Return


                                      		One 		                     Since
                                      		Year	     Five Years	    Inception*

U.S. Short-Term Portfolio		            5.45%	       4.25%	         5.18%

IBC's Money Fund Report
  AveragesTM-All Taxable		             4.95%	       4.05%	         4.85%

* U.S. Short-Term Portfolio commenced operations on December 6, 1989.


    The U.S. Short-Term Portfolio outperformed its benchmark, the IBC's Money Fund Report AveragesTM-All Taxable, for the one-year ended December 31, 1996 by 50 basis points (see above) with the help of strong third and fourth quarter returns. For the five-year period ended December 31, 1996, the Portfolio returned 4.25% annually, outperforming its benchmark by an annualized rate of 20 basis points. The Portfolio ended the period with net assets of $355.3 million. The Portfolio invests in short-term, dollar-denominated securities. It seeks to attain a high level of total return while preserving capital and maintaining liquidity. Average weighted duration is maintained at less than one year.

    In the first six months of the year, interest rates rose in response to stronger economic data. After a 25 basis point reduction in the discount rate and the federal funds rate on January 31, Federal Reserve Chairman Alan Greenspan dismissed any major concerns about downside risks to economic growth, causing a significant readjustment of market expectations and a one-day rise in yields of nearly one quarter of one percent. Without prospects for further near term reductions in the federal funds rate, Treasury yields rose steadily throughout the remainder of the first two quarters. The third quarter of 1996 was a difficult one for fixed-income investors. The yield on five-year Treasuries fluctuated in a range of nearly 60 basis points. Ultimately, U.S. interest rates changed very little across the yield curve during the quarter particularly on the shorter end of the curve, giving bond investors, already suffering the effects of negative total returns in the first half of the year, the modest relief of achieving at least the coupon rate on their holdings. Sector allocation and yield curve positioning were the major contributors to overall return.

    The fourth quarter proved to be the best period of the year for fixed-income investors. Positive economic and inflation data and favorable political developments helped the market retrace some of the ground lost in the first half of the year. Economic data released early in the quarter showed signs of a slowing economy and low inflation. On October 29, lower-than-expected employment costs and consumer confidence signaled that the Federal Reserve would not need to raise rates. In response, bond yields fell to levels not seen since the beginning of the year. The Portfolio's duration (long relative to the benchmark's), yield curve allocation, and the selection of non-Treasury holdings all added to return.

    The major issue for 1997 will be whether the economy continues its upward momentum, and if this continuing growth will raise investors' fear of inflation. The market is divided on this question, as evidenced by implied forward rates along the yield curve. The Portfolio begins the new year neutral in duration but poised to move shorter if signs of a stronger economy emerge. Yield curve exposure continues to be slightly barbelled to reflect the view that yield curve volatility will remain low and lead to a slight flattening of the curve among shorter maturities.



FFTW Funds, Inc.
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U.S. Short-Term Portfolio - Schedule of Investments
December 31, 1996
-------------------------------------------------------------------------------
                                                		Face
                                              		Amount (a)	         Value


Asset- and Mortgage-Backed Securities - 45.3%

American Express Master Trust,
  Ser. 1-A, Class A, 6.050% due 6/15/98		       10,000,000 	    $  10,026,000
Beneficial Home Equity Loan Trust FRN,
  Ser. 1995-1, Class A1, 5.880% due 3/28/25		    3,823,490 	        3,826,477
Beneficial Mortgage Corp. FRN, Ser. 1996-1,
  Class A, 5.840% due 4/28/26		                  3,003,597 	        3,005,459
Case Equipment Loan Trust, Ser. 1993-B,
  Class A, 4.300% due 5/15/99		                    592,516 	          583,723
Chase Manhattan Grantor Trust, Ser. 1993-A,
  Class A, 4.200% due 4/15/99		                    280,351 	          280,261
Chase Manhattan Home Equity Loan Trust,
  Ser. 1995-1, Class A1, 5.845% due 10/15/25		   7,281,419 	        7,287,108
Contimortgage Home Equity Loan Trust,
  Ser. 1996-1, Class A8, 5.945% due 3/15/27		    3,303,842 	        3,303,842
Fairfax Financial Hldgs, 7.750% due 12/15/03		   3,000,000 	        3,074,589
FHLMC, 8.000% due 11/15/20		                     5,400,000 	        5,499,176
FHLMC, 9.000% due 6/1/97		                         525,996 	          526,195
Fireman's Fund Mortgage Corp., 8.875%
  due 10/15/01		                                   350,000 	          378,280
FNMA ARM, 7.134% due 9/1/16		                   10,082,994 	       10,413,450
FNMA FRN, Ser. 1993-54, Class FK,
  6.319% due 4/25/21		                           4,485,760 	        4,527,921
FNMA, Ser. 1992-155, Class C, 5.600%
  due 6/25/01		                                  2,297,338 	        2,288,838
FNMA, Ser. 1993-245, Class PC,
  5.000% due 7/25/13		                           4,261,012  	       4,232,804
FNMA, Ser. 1993-26, Class C,
  5.500% due 12/25/09		                             94,720 	           94,380
FNMA, Ser. 1994-93, Class PC,
  7.000% due 5/25/13		                           6,041,000	         6,088,301
Ford Credit Auto Loan Master Trust, Ser.
  1996-2, Class A, 5.630% due 2/15/03		          7,000,000 	        7,000,140
Ford Credit Auto Loan Master Trust, Ser.
  1992-2, Class A, 7.375% due 4/15/99		          3,000,000 	        3,018,210
HFC Home Equity Loan FRN, Ser. 1992-1,
  Class A1, 6.230% due 5/20/07		                 3,417,471  	       3,423,862
HFC Home Equity Loan FRN, Ser. 1992-1,
  Class A2, 6.130% due 5/20/07		                 2,073,262 	        2,073,262
HFC Home Equity Loan FRN, Ser. 1992-2,
  Class A2, 6.110% due 10/20/07		                1,838,798  	       1,845,106
HFC Home Equity Loan FRN, Ser. 1993-1,
  Class A1, 6.180% due 5/20/08		                 5,153,196 	        5,166,079
Independent National Mortgage Corp. FRN,
  Ser. 1996-A, Class A7, 6.039% due 9/25/26	     2,867,036 	        2,884,840
Independent National Mortgage Corp.,
  7.500%, Ser. 1994-O, Class A10 due 9/25/24	    1,572,307 	        1,568,046
MBNA Master Credit Card Trust, Ser. 1991-1,
  Class A, 7.750% due 10/15/98          		       5,264,000 	        5,268,948
MBNA Master Credit Card Trust, Ser. 1992-1,
  Class A, 7.250% due 6/15/99		                  7,500,000 	        7,542,225
Merrill Lynch Home Equity Loan FRN, Ser.
  1993-1, Class A, 6.063% due 2/15/03		            377,273 	          377,303
Merrill Lynch Mortgage Investors FRN, Ser.
  1993-F, Class A2, 5.975% due 9/15/23		         9,398,760 	        9,604,311
Merrill Lynch Mortgage Investors FRN, Ser.
  1993-I, Class A1, 5.955% due 11/15/23		          246,921 	          246,997
Merrill Lynch Mortgage Investors FRN, Ser.
  1994-F, Class A1, 5.880% due 4/15/19		         1,269,920 	        1,269,920
Norwest Auto Trust, Ser. 1996-A, Class A1,
  5.465% due 12/5/97		                           3,202,829 	        3,205,872
Novus Home Equity Credit Trust FRN, Ser.
  1993-1, Class A, 6.055% due 12/31/03		         5,230,589 	        5,232,785
People's Bank Credit Card Trust, Ser.
  1994-1, Class A, 5.100% due 8/15/01		          3,300,000 	        3,296,997
PNC Mortgage Securities Corp., Ser. 1994-2,
  Class A1, 6.744% due 5/25/24		                 1,199,312 	        1,198,188
Premier Auto Trust, Ser. 1995-2,
  Class A4, 7.050% due 7/4/98		                  3,933,291 	        3,949,693
Prudential Home Mortgage Securities,
  Ser. 1992-48, Class A2, 7.500% due 1/25/23	    2,613,411 	        2,613,150
Prudential Home Mortgage Securities, Ser.
  1993-8, Class A9, 7.350% due 3/25/23		            62,145 	           61,902
Prudential Home Mortgage Securities, Ser.
  1993-35, Class A3, 6.750% due 9/25/08		          552,691 	          552,818
Prudential Securities Secured-Fin. Corp.,
  Ser. 1993-3, Class A3, 7.500% due 6/25/23		      538,009 	          537,019
Residential Asset Sec. Trust, Ser. 1996-A11,
  Class A3, 7.300% due 2/25/27		                 4,000,000 	        4,000,000
Residential Funding Mortgage, Ser. 1993-S26,
  Class A3, 7.050% due 7/25/23		                 5,440,226 	        5,437,561
Residential Funding Mortgage, Ser. 1993-S31,
  Class A1, 7.000% due 9/25/23		                   772,618 	          769,837
Residential Funding Mortgage, Ser. 1993-S41,
  Class A1, 6.850% due 9/25/23	          	       1,082,902 	        1,082,902
Residential Funding Mortgage, Ser. 1995-S8,
  Class A1, 7.650% due 5/25/25		                 1,056,168 	        1,055,608
Resolution Trust Corp. FRN, Ser. 1992-11,
  Class A5, 6.510% due 10/25/24		                5,334,933 	        5,338,268

Asset- and Mortgage-Backed Securities (continued)

Santa Barbara Funding II FRN, Ser. A,
  Class 1, 6.280% due 3/20/18		                    435,111 	     $    438,653
Superior Wholesale Inv Financing, Ser.
  1994-A, Class A, 5.755% due 1/15/99		          5,500,000 	        5,500,000
     Total (Cost - $160,742,039)			                               160,997,306

Bank Obligations - 16.6%

ABN/Amro Bank Yankee CD, 6.120% due 7/14/97      9,000,000 	        9,024,549
Bank of Boston (Nassau) Time Deposit,
  5.250% due 1/2/97		                           22,437,000 	       22,437,000
Bank of Montreal Yankee CD, 5.430%
  due 1/9/97		                                   6,000,000 	        6,000,000
Bankers Trust Company CD, 5.420% due 5/23/97     5,000,000 	        5,000,000
Chase Manhattan Bank BA, 5.290% due 1/2/97*		    1,500,000 	        1,499,780
Den Danske Bank Time Deposit, 6.875%
  due 1/2/97		                                  10,000,000 	       10,000,000
NatWest NY Yankee CD, 5.430% due 2/18/97		       5,000,000 	        5,000,000
     Total (Cost - $58,961,329)			                                 58,961,329

Corporate Obligations - 6.0%

Ameritech Cap FRN, 5.550% due 5/12/98		          5,000,000 	        5,006,230
General Electric Capital Corp. FRN,
  5.420% due 5/12/97		                           6,200,000 	        6,194,767
National Westminster Bank FRN,
  6.363% due 9/29/49		                           3,000,000 	        2,992,200
NationsBank N.C. FRN, 5.571% due 10/28/99	       7,000,000 	        7,000,000
     Total (Cost - $21,197,005)			                                 21,193,197

Commercial Paper - 6.0%*

American Brands, Inc., 5.400% due 1/22/97		      4,500,000 	        4,485,825
Banc One Corp., 5.310% due 1/6/97	       	       6,000,000 	        5,995,575
Caisse D'amort Dette Sociale,
  5.260% due 7/1/97		                            5,000,000 	        4,867,770
McKenna Triangle National Corp.,
  5.280% due 2/6/97		                            6,000,000 	        5,968,320
     Total (Cost - $21,317,490)			                                 21,317,490

Foreign Obligations - 9.8%

Banco Latino Americano (144A),
  7.050% due 7/19/99 (b)		                       3,250,000 	        3,253,047
Celulosa Arauco y Constitucion,
  6.750% due 12/15/03		                          3,449,000 	        3,334,193
Corp. Andina de Fomento (144A),
   7.250% due 4/30/98  (b)		                     1,000,000 	        1,000,000
Corp. Andina de Fomento, 7.250%
  due 4/30/98 		                                 2,330,000  	       2,332,167
Mexican United States FRN,
  7.563% due 8/6/01		                              750,000 	          750,900
Mexican United States FRN (144A),
  7.563% due 8/6/01 (b)		                        2,250,000 	        2,252,813
Netherlands Government, 7.750%
  due 1/15/00	NLG	                              15,000,000 	        9,582,210
Poland Non-U.S. Global FRN,
  6.500% due 10/27/24		                          4,500,000 	        4,371,750
Ras Laffan Liquid Natural Gas (144A),
  7.628% due 9/15/06 (b)		                       2,500,000 	        2,500,000
Republic of Columbia, 8.750% due 10/6/99		       1,575,000 	        1,644,973
YPF Sociedad Anonima, 7.500% due 10/26/02		      3,903,587 	        3,947,502
     Total (Cost - $34,922,768)			                                 34,969,555

U.S. Government Obligations - 0.8%

U.S. Treasury Bill, 5.303% due 2/6/97* @
     (Cost- $2,984,685)		                        3,000,000 	    $   2,985,327

Repurchase Agreements - 14.1%

Citibank Repurchase Agreement, 5.550%
  due 1/2/97; Issued 12/31/96;
  (Collateralized by $19,665,000
  U.S. Treasury Note, 7.000% due 4/15/99,
  value $20,397,859)		                          20,000,000       	 20,000,000
Citibank Repurchase Agreement, 6.100%
  due 1/2/97; Issued 12/31/96;
  (Collateralized by $2,000,000 U.S.
  Treasury Note, 6.875% due 2/28/97,
  value $2,050,829)		                            2,000,000 	        2,000,000
Eastbridge Capital Repurchase Agreement,
  6.000% due 1/2/97; Issued 12/31/96;
  (Collateralized by $13,600,000 U.S.
  Treasury Note, 5.450% due 9/30/97,
  value $14,450,697)		                          14,000,000 	       14,000,000
Sanwa Bank Repurchase Agreement, 6.000%
  due 1/2/97; Issued 12/31/96;
  (Collateralized by $12,305,000 U.S.
  Treasury Note, 7.875% due 2/15/21,
  value $14,277,709)		                          14,000,000 	       14,000,000
     Total (Cost - $50,000,000)			                                 50,000,000

Total Investments - 98.6% (Cost - $350,125,316)			                350,424,204

Other Assets, net of Liabilities - 1.4%			                          4,832,510

Net Assets - 100.0%			                                          $ 355,256,714





Summary of Abbreviations

ARM 	Adjustable Rate Mortgage
BA  	Bankers Acceptance
CD  	Certificate of Deposit
DN	  Discount Note
FRN	 Floating Rate Note
NLG	 Netherlands Guilder
TBA	 To Be Announced

*	   Interest rate shown represents yield to maturity at date of purchase.
@	   Security, or a portion thereof, is held in a margin account to cover financial futures contracts.
(a) 	Face Amount shown in U.S. dollars unless otherwise indicated.
(b)	 Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At December 31, 1996, these securities were valued at $9,005,860 or 2.7% of assets.

                                             See Notes to Financial Statements



FFTW Funds, Inc.
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Stable Return Portfolio
December 31, 1996
-------------------------------------------------------------------------------


GRAPH: Comparison of Changes in Value of $10,000 Investment in Stable Return Portfolio and the Merill Lynch 1-2.99 Year Treasury Index.


             Investment performance for the periods ended December 31, 1996:
	                                               Total Return

	                                         	One		          Since
                                         		Year	       	Inception*

Stable Return Portfolio	                   5.29%	         	5.36%

Merrill Lynch 1-2.99 Year Treasury Index		 4.99%	         	5.28%

*  Stable Return Portfolio commenced operations on July 26,1993.


    The total return for the Stable Return Portfolio for the year was 5.29%, compared to the 4.99% return of its benchmark, the Merrill Lynch 1-2.99 Year Treasury Index. Since inception, the Portfolio has produced an annualized returned of 5.36%. The Portfolio ended the period with net assets of $42.1 million. The Portfolio's objective is to maintain as stable a rate of return as is consistent with preservation of capital by investing primarily in high-quality debt securities with an average weighted duration of less than three years and by using interest rate hedging as a stabilizing technique.

   	After the powerful year-end bond market rally of the fourth quarter of 1995 that continued into January, market participants had difficulty determining how much of the economy's weakness was temporary and how much reflected a cyclical faltering of the economic expansion.  After a 25 basis point reduction in the discount rate and the federal funds rate on January 31, Federal Reserve Chairman
Alan Greenspan dismissed any major concerns about downside risks to economic
growth in early February.   Without prospects for further near term reductions
in the federal funds rate, Treasury yields rose steadily throughout the remainder of the quarter. The Portfolio's duration was kept close to the duration of the benchmark which helped the Portfolio's performance during the quarter.

		 	Although second quarter employment reports did not contain the type of dramatic news that the February release did, the bond market reacted strongly to each report.  Over the quarter, the return on Treasury securities varied significantly, ranging between +1.3% and -0.5%, depending upon maturity. The
Portfolio's duration was kept close to the duration of the benchmark through much of the first six months of the year until June when it was moved substantially short of the benchmark which detracted from performance.

   During the third quarter of 1996, the specter of inflation resulting from a strong US economy and a potential reaction by the Federal Reserve caused market participants to react quickly and strongly to signs that the economy was either overheating or beginning to slow. Interest rates seesawed up and down, changing direction by over 20 basis points seven times during the course of the quarter. Ultimately, U.S. interest rates changed very little across the yield curve during the quarter. In this environment, duration positioning was difficult and the Portfolio's short duration position relative to the benchmark detracted from performance for the quarter.

   In the fourth quarter, positive economic and inflation data and favorable political developments helped the market retrace some of the ground lost in the first half of the year. Economic data released early in the quarter showed signs of a slowing economy and low inflation. Lower-than-expected employment costs and consumer confidence ratings released at mid-quarter signaled that the Federal Reserve would not need to raise rates. In response, bond yields fell to levels not seen since the beginning of the year. Declining interest rates and conflicting economic data made for a volatile market which allowed the Portfolio to capitalize upon a longer duration position relative to the benchmark.

   The Portfolio maintained a neutral duration position at the start of 1997 but is poised to move shorter if signs of a stronger economy emerge. Yield curve exposure continues to be slightly barbelled to reflect the view that yield curve volatility will remain low and lead to a slight flattening of the curve among shorter maturities. Yield spreads of non-Treasuries remain narrow and the Portfolio is overweighted in issues of high credit quality, to provide protection against any spread widening.


FFTW Funds, Inc.
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Stable Return Portfolio - Schedule of Investments
December 31, 1996
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                                                     	Face
                                                   	Amount (a)    	 Value



Long-Term Investments - 97.0%

Asset- and Mortgage-Backed Securities - 45.8%
Bear Stearns Mtg. Sec. Inc., Ser. 1996-4,
  Class AI4, 7.350% due 9/25/27	                     400,000 	   $    403,216
Bear Stearns Mtg. Sec. Inc., Ser. 1996-5,
  Class A3, 7.250% due 9/25/27	                    1,000,000       	1,006,094
Bear Stearns Mtg. Sec. Inc., Ser. 1996-8,
  Class  A4, 7.250% due 11/25/27	                    668,000         	671,549
Capita Equipment Rec. Trust, Ser. 1996-1,
  Class B, 6.570% due 3/15/01	                       400,000         	400,728
FHLMC, Ser. 1625, Class DA, 5.500% due 7/15/04     2,000,000       	1,984,480
FHLMC, Ser. 1627, Class PD, 5.250% due 8/15/13	    1,000,000         	987,560
FHLMC, Ser. 1733, Class PD, 7.250% due 1/15/17	      500,000         	506,949
First Plus Home Loan Trust, Ser. 1996-3,
  Class A2, 6.850% due 6/20/07	                    1,000,000       	1,006,830
FNMA, Ser. 1994-56, Class D, 6.000%
  due 3/25/14	                                     2,000,000       	1,988,520
Independent National Mortgage Corp., Ser.
  1994-Q, Class A5, 7.500% due 9/25/14	            1,000,000       	1,011,271
Olympic Auto Receivable Trust, Ser. 1996-C,
  Class A3, 6.625% due 12/15/00	                   1,300,000       	1,313,260
Premier Auto Trust, Ser. 1995-2, Class
  CTFS, 7.350% due 6/4/01	                         1,500,000       	1,534,380
Residential Accredit Loans, Ser. 1996-QS2,
  Class A3, 7.050% due 3/25/19	                    1,000,000       	1,001,800
Residential Accredit Loans, Ser. 1996-QS4,
  Class AI4, 7.500% due 8/25/26	                     600,000         	605,263
Residential Asset Sec. Trust, Ser. 1996-A11,
  Class A3, 7.300% due 2/25/27	                      800,000         	800,000
Residential Asset Sec. Trust, Ser. 1996-A5,
  Class A3, 7.750% due 9/25/26	                    1,000,000       	1,012,750
Residential Asset Sec. Trust, Ser. 1996-A7,
  Class A2, 7.050% due 10/25/26	                   1,500,000       	1,504,305
Residential Funding Mortgage Sec., Ser.
  1996-S20, Class A1, 7.100% due 9/25/26          	1,000,000       	1,009,550
Standard Credit Card Master Trust, Ser.
  1991-3, Class B, 9.250% due 9/7/99	                500,000 	        524,047
     Total (Cost - $19,173,471)                                  		19,272,552

Foreign Government Obligations - 6.8%
Netherlands Government, 7.750% due 1/15/00
  (Cost - $2,869,138)	                        NLG  4,500,000       	2,874,663

U.S. Treasuries - 44.4%
U.S. Treasury Note, 6.875% due 2/28/97	              150,000         	150,281
U.S. Treasury Note, 5.250% due 12/31/97	           2,850,000 	      2,831,295
U.S. Treasury Note, 5.875% due 4/30/98	              430,000         	429,597
U.S. Treasury Note, 6.250% due 7/31/98	            7,850,000       	7,886,793
U.S. Treasury Note, 5.875% due 10/31/98	           5,300,000       	5,293,375
U.S. Treasury Note, 6.375% due 5/15/99	              470,000         	474,113
U.S. Treasury Note, 5.875% due 11/15/99	             770,000         	766,871
U.S. Treasury Note, 5.500% due 12/31/00	              20,000 	         19,538
U.S. Treasury Note, 6.375% due 9/30/01	               50,000         	 50,281
U.S. Treasury Note, 6.125% due 12/31/01	             800,000         	797,000
     Total (Cost - $18,689,582)	                                  	18,699,144

Total Long-Term Investments (Cost- $40,732,191)	                  	40,846,359

Short-Term Investments - 1.5%
Bank of Boston (Nassau) Time Deposit,
  5.250% due 1/2/97
    (Cost - $638,000)	                               638,000   	 $    638,000

Total Investments - 98.5% (Cost - $41,370,191)		                   41,484,359

Other Assets net of Liabilities - 1.5%	                              	616,102

Net Assets - 100.0%		                                            $ 42,100,461











Summary of Abbreviations

NLG   Netherlands Guilder

(a)   Face Amount shown in U.S. dollars unless otherwise indicated.

		                                           See Notes to Financial Statements



FFTW Funds, Inc.
-------------------------------------------------------------------------------
Mortgage Total Return Portfolio
December 31, 1996
-------------------------------------------------------------------------------

GRAPH: Comparison of Changes in Value of $10,000 Investment in Mortgage Total Return Portfolio and the Lehman Mortgage-Backed Securities Index.



               Investment performance for the period ended December 31, 1996:
		                                            Total Return

			                                             	Since
                                           				Inception*
                                         				(Not Annualized)

Mortgage Total Return Portfolio	                  6.54%

Lehman Mortgage-Backed Securities Index		       		5.77%

*  Mortgage Total Return Portfolio commenced operations on April 29, 1996.


  		The Mortgage Total Return Portfolio commenced operations on April 29, 1996.
The Portfolio's investment objective is to seek a high level of total return consistent with preservation of capital and to maintain liquidity by investing primarily in mortgage-related securities.  The Portfolio maintains an average weighted duration of between two and six years.  In the eight-month period since inception through December 31, 1996, the Portfolio's total return was 6.54%
compared to its benchmark, the Lehman Mortgage-Backed Securities Index with a total return of 5.77%.  Total net assets in the Portfolio as of December 31,
1996, were $221.0 million.

			The mortgage sector outperformed Treasuries and corporates during the second quarter.  A combination of higher interest rates, lower expected supply, and declining prepayment volatility raised investors' expectations for future returns.  The rise in interest rates during the first half of 1996 resulted in improved convexity characteristics for the market, since borrowers found it less attractive to prepay their mortgages in the rising rate environment, and reduced the prospects for gross mortgage supply.  lndividual bond selection played a key role in bolstering the Portfolio's performance relative to the benchmark.

			Mortgages also outperformed Treasuries during the third quarter as option-
adjusted yield spreads tightened.  Several mortgage pass-through holdings benefited from this tightening and added to performance.  At the same time, a strategic allocation to off-the-run mortgages added to returns as their higher yields tightened even more than those of pass-throughs.  Specific security selection also provided incremental return opportunities.

			While mortgages outperformed Treasuries on a duration-adjusted basis by over
100 basis points for the year, the most difficult quarter for mortgages was the fourth quarter.  Initially the spread on mortgage-backed securities widened as
Treasuries rallied and yields fell below their range of the prior six months.
By year end, however, mortgages had recovered and posted a fourth quarter return advantage of approximately 10 basis points over Treasuries on a duration-
adjusted basis.  Mortgage spreads ended the fourth quarter virtually unchanged, despite periods of spread volatility during the quarter.  The net effect was near benchmark performance of the Portfolio over the quarter.

			As of the date of this report, the Portfolio continues to be somewhat defensive due to the continued low spreads between mortgages and Treasuries.
Seasoned pass-through collateral has been exchanged for new issue pass-through collateral due to the superior financing of the sector and the lack of relative value of the seasoned collateral.  Currently, the Portfolio maintains its allocation to interest-only securities which was increased in December, 1996.



FFTW Funds, Inc.
------------------------------------------------------------------------------
Mortgage Total Return Portfolio - Schedule of Investments
December 31, 1996
------------------------------------------------------------------------------

                                                     	Face
                                                    	Amount	        Value



Long-Term Investments - 213.2%

To Be Announced Pools (TBAs) - 116.2%
FHLMC Gold, 7.500% due (1/1/12 - 1/1/27)        	$ 92,900,000 	  $ 93,940,014
FNMA, 8.000% due 1/1/27	                           54,090,000      55,087,311
FNMA, 8.500% due 1/1/26	                            6,700,000       6,935,547
FNMA Dwarf, 6.500% due 1/1/27	                         50,000 	        49,062
FNMA Dwarf, 7.500% due 1/1/12	                     39,700,000      40,245,875
GNMA, 7.500% due (4/1/98 - 8/15/98)	                6,899,177       6,752,569
GNMA, 8.000% due 1/1/27                           	52,700,000 	    53,754,000
     Total (Cost - $257,733,895)		                                256,764,378

Pools - 22.1%
FHLMC (ARM), 7.567% due 5/1/25	                     2,193,530 	     2,275,788
FNMA (ARM), 7.417% due 4/1/25	                      3,629,643 	     3,763,486
FNMA (ARM), 7.639% due 1/1/31	                        955,693 	       998,699
FNMA (ARM), 7.680% due 6/1/24                      	2,603,248 	     2,697,616
FNMA 8.500% due (6/1/24 - 7/1/25)	                 25,368,920 	    26,304,244
FNMA 9.000% due (6/1/24 - 7/1/25)	                 11,037,599 	    11,627,425
GNMA 7.500% due (4/15/99 - 10/1/26)	                1,073,535 	     1,082,537
     Total (Cost - $48,676,043)		                                  48,749,795

Interest Only Obligations (IOs)- 18.5%  (a)
FHLMC IO Strip, Ser. 1255, Class I,
  (12.259%-19.323%) due 7/15/21	                      867,402         816,123
FHLMC IO Strip, Ser. 1295, Class JA,
  (13.203%-13.850%) due 3/15/07	                      620,802 	       614,900
FHLMC IO Strip, Ser. 1428, Class N,
  10.998% due 11/15/07	                               117,015         114,000
FHLMC IO Strip, Ser. 1464, Class L,
  10.562% due 6/15/22	                                905,893 	       868,000
FHLMC IO Strip, Ser. 162, Class IO,
  10.913% due 2/1/24	                               1,213,371 	     1,176,210
FHLMC IO Strip, Ser. 169, Class IO,
  (8.345%-10.052%) due 3/1/23	                      2,803,928 	     2,800,699
FHLMC IO Strip, Ser. 1687, Class IO,
  6.255% due 3/15/07	                                  43,478 	        44,165
FNMA ACES IO, Ser. 1993-M2, Class J,
   11.887% due 11/25/03	                            1,605,859 	     1,610,468
FNMA ACES IO, Ser. 1996-M7, Class N,
  9.326% due 5/17/36	                               1,151,606 	     1,141,793
FNMA IO Strip, Ser. 203, Class 2,
  (10.697%-13.077%) due 2/1/23	                     2,421,863 	     2,538,356
FNMA IO Strip, Ser. 231, Class 2,
  (9.722%-10.521%) due 7/1/23	                        870,604         851,911
FNMA IO Strip, Ser. 235, Class 2,
  8.954% due 8/1/23	                                  559,387 	       528,571
FNMA IO Strip, Ser. 237, Class 2,
  10.637% due 8/1/23	                               1,219,808 	     1,235,554
FNMA IO Strip, Ser. 251, Class 2,
  12.948% due 11/1/23	                              1,396,872 	     1,533,753
FNMA IO Strip, Ser. 267, Class 2,
  14.340% due 10/1/24	                              1,585,355 	     1,793,587
FNMA IO Strip, Ser. 274, Class 2,
  5.785% due 10/1/25	                               1,503,385 	     1,434,240
FNMA IO Strip, Ser. 275, Class 2,
  10.188% due 11/1/26	                              3,351,282 	     3,060,498
FNMA IO, Ser. 1990-103, Class L,
  (10.384%-13.784%) due 9/25/20	                    1,258,857 	     1,209,779
FNMA IO, Ser. 1991-161, Class L,
  9.966% due 12/25/21	                              1,116,459 	     1,043,964
FNMA IO, Ser. 1991-56, Class U,
  (11.460%-12.644%) due 6/25/21	                      244,026         239,308
FNMA IO, Ser. 1991-77, Class PL,
  (10.740%-12.735%) due 7/25/21	                    1,139,473 	     1,085,952
FNMA IO, Ser. 1992-108, Class L,
  (12.929%-13.298%) due 7/25/07	                      388,007         372,496
FNMA IO, Ser. 1992-109, Class L,
  (12.092%-13.381%) due 7/25/07	                      630,599 	       588,748

Interest Only Obligations (continued)
FNMA IO, Ser. 1992-170, Class H,
  10.825% due 9/25/07	                            $   516,722 	   $   492,846
FNMA IO, Ser. 1992-24, Class N,
  (12.969%-14.354%) due 3/25/07	                      226,548 	       230,647
FNMA IO, Ser. 1992-47, Class L,
  12.052% due 2/25/07	                                423,481 	       413,544
FNMA IO, Ser. 1992-70, Class M,
  (12.443%-15.767%) due 4/25/07	                      701,657 	       687,032
FNMA IO, Ser. G92-1, Class G,
  (12.499-16.614%) due 1/25/22	                       231,460 	       217,957
FNMA IO, Ser. G92-6, Class E,
  (13.625%-16.941%) due 12/25/21	                     516,477 	       495,424
FNMA IO, Ser. G92-8, Class L,
  (13.346%-16.849%) due 1/25/22	                      552,332 	       513,381
DLJ Mortgage Acceptance Corp. IO, Ser.
  1996-CF2, Class S, 9.780% due 11/12/21	           1,035,050 	     1,034,158
Morgan Stanley Mortgage Trust IO, Ser. 40,
  Class 14, 13.619% due 12/20/21	                     254,845 	       228,411
Prudential Home Mtg. Sec. IO Strip, Ser.
  1994-29, Class A8, (16.957%-18.590%)
  due 10/25/04	                                       272,358        	260,951
Prudential Home Mtg. Sec. IO, Ser.
  1994-30, Class A11, 15.280% due 10/25/24	         1,055,124 	       920,123
Structured Asset Sec. Corp. IO, Ser.
  1996-CFL, Class X1, (11.426%-12.109%)
  due 2/25/28	                                        848,628 	       829,176
Structured Asset Sec. Corp. IO, Ser. 1996-CFL,
  Class X2, (2.220%-7.345%) due 2/25/28	            2,633,536 	     2,728,777
Vendee Mortgage Trust IO, Ser. 1992-2,
  Class IO, (8.440%-11.005%) due 9/15/22	           1,939,826 	     1,940,801
Vendee Mortgage Trust IO, Ser. 1993-2,
  Class IO, 8.824% due 6/15/23	                       527,068 	       528,700
Vendee Mortgage Trust IO, Ser. 1994-2,
  Class 3IO, (10.242%-12.836%) due 6/15/24	           210,546 	       219,864
Vendee Mortgage Trust IO, Ser. 1994-3A,
  Class 1IO, (9.655%-12.675%) due 9/15/24	            713,997         739,643
Vendee Mortgage Trust IO, Ser. 1994-3B,
  Class 2IO, (12.701%-13.467%) due 9/15/24	           201,778 	       208,465
Vendee Mortgage Trust IO, Ser. 1995-1C,
  Class 3IO, (8.168%-10.161%) due 2/15/25	            247,054 	       242,669
Vendee Mortgage Trust IO, Ser. 1996-1,
  Class 1IO, (9.374%-12.060%) due 2/15/26	            956,675 	     1,000,886
Vendee Mortgage Trust, Ser. 1996-2,
  Class 1IO, (9.168%-11.133%) due 6/15/26	            399,952         324,267
     Total (Cost - $41,471,991)		                                  40,960,797

Principal Only Obligations (POs)- 13.8%  (a)
FNMA PO, Ser. 1993-219, Class C,
  (6.842%-7.975%) due 8/25/23	                      2,539,951 	     2,543,292
FNMA PO, Ser. 1993-184, Class M,
  (6.274%-6.858%) due 9/25/23	                      1,685,170       1,858,775
FNMA PO, Ser. 1993-159, Class PA,
  6.582% due 1/25/21	                                 244,204         242,291
FNMA PO, Ser. 1993-157, Class E,
  (6.902%-8.095%) due 5/25/22	                      2,422,460 	     2,486,412
FNMA PO, Ser. 1993-152, Class K,
  (7.346%-8.925%) due 8/25/23	                        929,147 	     1,034,772
FNMA PO, Ser. 1993-152, Class J,
  (6.471%-7.721%) due 8/25/23	                      2,619,358 	     2,792,350
FNMA PO, Ser. 1993-111, Class B,
  (6.455%-7.515%) due 12/25/20	                     2,674,112 	     2,664,918
FNMA PO, Ser. 1993-100, Class N,
  (6.815%-8.108%) due 6/25/23	                        958,701 	       987,856
FNMA PO, Ser. 1993-100, Class M,
  7.162% due 6/25/23	                                 741,677 	       758,896
FNMA PO, Ser. 1993-100, Class L,
  7.162% due 6/25/23	                               1,578,037 	     1,614,671
FNMA PO, Ser. 1993-100, Class J,
  (6.815%-8.124%) due 6/25/23	                      1,330,127 	     1,375,861
FNMA PO, Ser. 193-213, Class E,
  6.137% due 9/25/23	                                 261,325 	       260,508
FNMA PO Strip, Ser. 275, Class 1,
  6.701% due 11/1/26	                               6,674,362 	     7,025,068
FNMA PO Strip, Ser. 274, Class 1,
  8.306% due 10/1/25	                               3,468,129 	     3,574,307
FNMA PO Strip, Ser. 1996-34, Class A,
  (5.502%-6.910%) due 10/25/21	                     1,364,692 	     1,338,703
     Total (Cost - $29,491,452)	                                	  30,558,680

Collateralized Mortgage Obligations (CMOs) - 36.4%
FHLMC, Ser. 1511, Class L, 6.000%
  due 5/15/08	                                      6,505,788 	     5,930,026

FHLMC, Ser. 1490, Class J,
  7.000% due 2/15/23	                               2,250,000	      2,189,531

Collateralized Mortgage Obligations (continued)

FHLMC, Ser. 1765-B, Class BA, 10.000%
  due 1/15/17	                                   $  2,914,141 	  $  3,059,849
FHLMC, Ser. 1792, Class B,
  9.500% due 1/15/22	                               2,410,000 	     2,633,407
FHLMC, Ser. 1906, Class A,
  7.500% due 8/15/21	                               4,327,944 	     4,349,584
FNMA, Ser. 1992-129, Class J,
  4.000% due 7/25/20	                               1,220,000 	     1,016,260
FNMA, Ser. 1993-180, Class SB,
  3.661% due 9/25/00	                               3,690,754 	     3,344,746
FNMA, Ser. 1993-240, Class Z,
  6.250% due 12/25/13	                              2,025,481 	     1,744,142
FNMA, Ser. 1996-1, Class B,
  7.500% due 11/25/22	                              1,820,000 	     1,831,102
FNMA, Ser. 1996-52, Class A,
  7.500% due 11/25/20	                             12,618,836  	   12,681,930
FNMA, Ser. G93-10, Class H,
  5.000% due 8/25/22	                               1,060,000 	       866,232
FNMA, Ser. X-19B, Class ED,
  6.500% due 1/25/22	                               1,900,000 	     1,702,020
Contimortgage Home Equity Loan Trust,
  Ser. 1996-2, Class A7, 7.600% due 2/15/15        	2,410,000 	     2,441,631
CTS Adjustable Rate Mortgage Trust, Ser.
  1995-1, Class A, 6.360% due 5/25/26              	3,574,708 	     3,589,232
Delta Funding Home Equity Loan Trust, Ser.
  1996-1, Class A6, 7.720% due 5/25/20             	2,120,000 	     2,154,450
GE Capital Mortgage Services, Inc., Ser.
  1996-11, Class B1, 7.500% due 7/25/26            	1,175,988 	     1,142,914
GE Capital Mortgage Services, Ser. 1996-11,
  Class A9, 7.500% due 7/25/26	                       538,164 	       532,782
GE Capital Mortgage Services, Ser. 1996-9,
  Class M, 7.500% due 6/25/26	                        806,603 	       793,496
Homart A1, 6.625% due 12/29/98	                     6,814,000 	     6,818,259
Independent National Mortgage Corp.,
  Ser. 1996-E, Class A4, 7.000% due 5/25/26        	1,840,237 	     1,762,027
Mellon Bank Home Equity Loan Trust, Ser.
  1996-1, Class A1, 5.795% due 4/15/26               	300,000 	       300,188
PNC Mortgage Sec. Corp., Ser. 1996-1,
  Class B2, 7.500% due 6/25/26	                       672,791 	       653,869
Residential Accredit Loans, Inc., Ser.
  1996-QS3, Class A11, 7.750% due 6/25/11          	1,273,555 	     1,283,998
Residential Asset Trust, Ser. 1996-A4,
  Class A12, 7.500% due 9/25/26	                    6,120,000 	     6,071,040
Residential Funding Mortgage Sec., Ser.
  1996-S15, Class A20, 7.750% due 6/25/26          	4,462,028 	     4,495,494
Resolution Trust Corp. FRN, Ser. 1993-C3,
  Class A3, 6.500% due 12/25/24                      	992,218         994,997
Signet Home Equity Loan Corp. Trust FRN,
  Ser. 1995-A, Class A, 5.915% due 6/20/04         	2,506,389 	     2,509,130
Structured Asset Sec, Corp., Ser. 1996-2,
  Class B1, 7.000% due 8/25/26	                       764,712 	       728,388
Structured Asset Sec, Corp., Ser. 1996-2,
  Class B2, 7.000% due 8/25/26	                       353,000 	       330,055
Structured Asset Sec. Corp., Ser. 1996-CFL,
  Class A2A, 7.750% due 2/25/28                    	2,539,102 	     2,573,126
     Total (Cost - $80,165,516)		                                  80,523,905

U.S. Treasury Securities - 6.2%
U.S. Treasury Note, 5.875% due 11/30/11	            3,760,000       3,704,777
U.S. Treasury Note, 6.500% due 10/15/06	            9,820,000 	     9,876,772
     Total (Cost - $13,704,797)		                                  13,581,549

Total Long-Term Investments (Cost - $471,243,694)		               471,139,104

Short-Term Investments - 5.6%
Bank of Boston (Nassau) Time Deposit,
  5.250% due 1/2/97	                               11,982,000 	    11,982,000
U.S. Treasury Bill, 5.516% due 3/6/97                	500,000 	       495,515
     Total (Cost - $12,472,653)		                                  12,477,515


                                                    Contracts        Value

Long Options - 0.5%

Swap Option OTC 9.000% Strike Expiring 9/19/11	           7 	    $     60,000
Swap Option OTC 9.000% Strike Expiring 9/19/11           	7 	         139,500
Swap Option OTC 10.500% Strike Expiring 9/19/11	         10 	         105,000
U.S.T. Note (10 Yr.) $110 Call Expiring 5/17/97	        745 	         803,185
U.S.T. Note (10 Yr.) $111 Call Expiring 5/17/97	         19 	          14,546
     Total (Cost - $1,530,177)		                                    1,122,231

Total Investments - (Cost - $485,246,524)		                       484,738,850

Other Assets net of Liabilities - (119.3%)	                    	 (263,749,061)

Net Assets - 100.0%	                                           	$ 220,989,789

-------------------------------------------------------------------------------
Schedule of Securities Sold Short 	                    Face
December 31, 1996	                                    Amount	        Value
-------------------------------------------------------------------------------

TBAs - (49.4%)
FNMA (TBA), 8.500% due 1/1/27	                  $ (38,890,000)	 $ (40,287,629)
FNMA Dwarf (TBA), 7.000% due 1/1/12	              (39,700,000)	   (39,650,375)
GNMA (TBA), 7.000% due 1/1/27	                    (30,000,000)	   (29,325,000)
     Total (Cost - ($109,789,853))		                           $ (109,263,004)

Summary of Abbreviations

ARM   	Adjustable Rate Mortgage
FHLMC	 Federal Home Loan Mortgage Corporation
FNMA	  Federal National Mortgage Association
FRN	   Floating Rate Note
GNMA  	Government National Mortgage Association

(a) Interest rate shown represents yield to maturity at date of purchase. Face amount shown represents amortized cost.

                                             See Notes to Financial Statements



FFTW Funds, Inc.
-------------------------------------------------------------------------------
Worldwide Portfolio
December 31, 1996
-------------------------------------------------------------------------------


GRAPH: Comparison of Changes in Value of $10,000 Investment in Worldwide Portfolio and the JP Morgan Global Government Bond Index (Unhedged)


            Investment performance for the periods ended December 31, 1996:
                                           	Average Annual Total Return

                                                 		One    		   Since
                                                 		Year	    	Inception*

Worldwide Portfolio		                              5.77%		     8.64%

JP Morgan Global Government Bond Index (Unhedged)		4.39%	     	9.19%

*  Worldwide Portfolio commenced operations on April 15, 1992.


    The Worldwide Portfolio outperformed its benchmark, the JP Morgan Global Government Bond Index (Unhedged), by 138 basis points for the twelve months ended December 31, 1996. Since inception, the Portfolio has produced an annualized return of 8.64%, slightly behind the benchmark return of 9.19% for the same period. The Portfolio's net assets totaled $74.9 million on December 31, 1996. Its objective is to achieve a high level of total return, consistent with the preservation of capital by investing in bonds from around the world, denominated in U.S. dollars and other currencies. The Portfolio's average weighted duration may not exceed eight years.

    Global short-term interest rates generally declined during the first quarter with the exception of Japanese rates, which remained unchanged. Higher yielding bond markets and currencies outperformed due to declining inflation expectations. The Portfolio held an underweighted position in the U.S. bond market relative to the benchmark with the belief that resurgent domestic demand would boost the production side of the economy, and that expectations of a monetary easing that were priced into the market were unjustified. The Portfolio's exposure to the European bond markets was reduced to account for increasing global growth expectations. Anticipation of an improving situation in Japan drove the Portfolio's underweighting in this bond market. In the second quarter, U.S. Treasury yields rose an average of 40 basis points and Japanese interest rates began to fluctuate as expectations for monetary policy varied. At the same time, the yen declined as short-term rates remained low and the trade surplus with the U.S. declined. The Portfolio's exposure to the major markets remained consistent with that of the first quarter.

    Due to slower than expected economic growth in the United States and Japan, and only modestly stronger than expected growth in Germany, the markets witnessed a further decline in global bond yields during the third quarter. European high yielding markets continued to outperform with the help of declining domestic inflation and apparently stringent budgets. The Portfolio maintained an overweighted position in higher yielding European markets.

   	In the fourth quarter, global financial market and real economic conditions created the ideal environment for a decline in bond yields.  Global inflation remained quiescent despite a modest rise in commodity prices.  For the
Portfolio, interest rate exposure had a somewhat modest impact upon relative performance during the quarter.  Duration was kept near the benchmark, the J.P.
Morgan Global Government Bond Index (Unhedged), reflecting the belief that global interest rates were near a trough.  Within Europe, the Portfolio was overweighted in Spain and Sweden to benefit from a continued easing in monetary policy in these countries and the increasing probability that yield differentials would move to the credit spreads implied by monetary union.  The adviser instituted a brief underwieght exposure to the Japanese bond market before reverting to the view that domestic institutional cash flow would in fact support the bond market at the expense of the equity market until unequivocal economic recovery was underway.  Japanese forecasters predicted that tax increases would hamper such a recovery during 1997.  In currencies, the yen was underweighted in the Portfolio, predominantly in favor of the Canadian dollar.
In Europe, the Portfolio remained overweighted in higher yielding European currencies (i.e., sterling and peseta).

   	Since fourth quarter economic growth was stronger than expected and the Federal Reserve appears set to persist with an asymmetric bias to monetary policy, U.S. Treasuries will be underweighted in the Portfolio in early 1997. As long as the trade account does not deteriorate, the U.S. dollar should benefit from relatively stronger growth in North America than in Europe or the Far East. Neither the Bundesbank nor the Bank of Japan has exhibited much interest in stronger currencies at present and both may prefer steady weak currencies to further easing in interest rates. We expect the Spanish peseta to continue to outperform the deutschmark and the Swiss franc based on the interest rate differential and limited scope for depreciation.


FFTW Funds, Inc.
-------------------------------------------------------------------------------
Worldwide Portfolio - Schedule of Investments
December 31, 1996
-------------------------------------------------------------------------------


Long-Term Investments - 72.0%

Australia - 0.9%
Australian Government, 10.000% due 2/15/06	  AUD	      470,000	   $   437,575
Australian Government, 10.000% due 10/15/02 	AUD	      290,000	       261,756
     Total (Cost - $670,764)			                                       699,331

Canada - 2.3%
Canadian Government, 7.000% due 12/1/06	     CAD	      250,000	       190,217
Canadian Government, 7.250% due 6/1/07	      CAD	    2,020,000	     1,558,396
     Total (Cost - $1,730,276)			                                   1,748,613

Denmark - 1.3%
Kingdom of Denmark, 8.000% due 3/15/06
     (Cost - $979,659)	                      DKK	    5,400,000	     1,008,110

Germany - 17.4%
Deutschland Republic, 7.375% due 1/3/05	     DEM	    6,000,000	     4,323,894
Deutschland Republic, 8.000% due 7/22/02	    DEM	   11,700,000	     8,685,343
     Total (Cost - $13,173,230)			                                 13,009,237

Italy - 1.7%
Buoni Poliennali del Tes, 9.500% due 2/1/06  ITL 1,540,000,000	     1,155,000
Buoni Poliennali del Tes, 9.500% due 2/1/01	 ITL	  210,000,000	       151,830
     Total (Cost - $1,265,498)			                                   1,306,830

Japan - 10.3%
Government of Japan, Ser. 184, 2.900%
  due 12/20/05	                              JPY	  280,000,000	     2,461,200
Government of Japan, Ser. 170, 4.100%
  due 6/21/04	                               JPY	  544,000,000	     5,229,472
     Total (Cost - $7,903,277)			                                   7,690,672

Netherlands - 2.9%
Bank Nederlandse Gemeenten, 6.750%
  due 10/3/05
     (Cost - $2,186,744)	                    NLG	    3,540,000	     2,175,372

Spain - 2.1%
Bonos y Obligacion del Estado, 10.150%
  due 1/31/06
     (Cost - $1,574,063)	                    ESP	  167,000,000	     1,567,963

Sweden - 5.3%
Kingdom of Sweden, 6.000% due 2/9/05	        SEK	    6,800,000	       966,586
Swedish Government, 11.000% due 1/21/99	     SEK	   18,000,000	     2,967,750
     Total (Cost - $3,966,083)		                                   	3,934,336

United Kingdom - 1.9%
United Kingdom Treasury, 9.000% due 8/6/12
     (Cost - $1,217,214)	                    GBP	      740,000	     1,423,528



United States - 25.9%
U.S. Treasury Note, 6.375% due 5/15/99		             1,090,000	  $  1,099,538
U.S. Treasury Note, 6.500% due 8/31/01	               	950,000	       960,390
U.S. Treasury Note, 6.250% due 10/31/01		            1,250,000	     1,250,781
U.S. Treasury Note, 5.875% due 11/30/01		            5,200,000	     5,123,622
U.S. Treasury Note, 6.125% due 12/31/01		            2,250,000	     2,241,563
U.S. Treasury Note, 6.500% due 10/15/06		            4,650,000	     4,676,156
U.S. Treasury Bond, 7.125% due 2/15/23	             	1,030,000	     1,074,740
U.S. Treasury Bond, 7.625% due 2/15/25		               330,000	       366,403
U.S. Treasury Bond, 6.750% due 8/15/26		             2,600,000	     2,617,875
     Total (Cost - $19,538,595)			                                 19,411,068

Total Long-Term Investments (Cost - $54,205,403)			                53,975,060

Short- Term Investments - 35.2%
Bank of Boston (Nassau) Time Deposit,
  5.250% due 1/2/97	                               	21,831,000	    21,831,000
FNMA  DN, 5.310% due 3/21/97*	                      	4,000,000	     3,953,390
U.S. Treasury Bill, 5.543% due 1/23/97* @	            	600,000        598,288
     Total (Cost - $26,382,407)			                                 26,382,678

Total Investments - 107.2% (Cost - $80,587,810)			                 80,357,738

Other Assets net of Liabilities - (7.2%)		                    	    (5,418,301)

Net assets - 100.0%	                                         		 $  74,939,437


Summary of Abbreviations

AUD 	Australian Dollar
CAD 	Canadian Dollar
DEM 	German Deutschemark
DKK 	Danish Krone
DN	  Discount Note
ESP	 Spanish Peseta
GBP	 Great British Pound
ITL	 Italian Lira
JPY	 Japanese Yen
NLG	 Netherlands Guilder
SEK	 Swedish Krona


(a)	 Face amount shown in U.S. dollars unless otherwise indicated.
*	   Interest rate shown represents yield to maturity at date of purchase.
@	   Security, or a portion thereof, is held in a margin account to cover financial futures contracts.

                                             See Notes to Financial Statements


FFTW Funds, Inc.
-------------------------------------------------------------------------------
Worldwide-Hedged Portfolio
December 31, 1996
-------------------------------------------------------------------------------

GRAPH: Comparison of Changes in Value of $10,000 Investment in Worldwide-Hedged Portfolio and a Customized Benchmark.

         Investment performance for the periods ended December 31, 1996:
	                                     Average Annual Total Return

                                        		One   		    Since
                                        		Year		    Inception**

Worldwide-Hedged Portfolio		             10.03%	    	10.31%

Customized Benchmark*	                   	8.65%	     	7.23%


*  Customized Benchmark:
     May 19, 1992 through July 31, 1994 - JP Morgan Global Government Bond Index (Hedged)
     August 1, 1994 through June 30, 1995 - IBC's Money Fund Report AveragesTM-All Taxable
     July 1, 1995 to present - JP Morgan Global Government Bond Index (Hedged) ** Worldwide-Hedged Portfolio commenced operations on May 19, 1992.


   	The Worldwide-Hedged Portfolio seeks a high level of total return consistent with preservation of capital by investing in high-quality fixed income securities from bond markets worldwide and actively utilizes currency hedging techniques.  The Portfolio's average weighted duration may not exceed eight years.  For an eleven-month period between August 1, 1994 and June 30, 1995, the
Worldwide-Hedged Portfolio was invested in cash or short-term instruments due to its small size. Consequently, the Portfolio's performance is compared to a
Customized Benchmark* (see description of benchmark above).   The Portfolio rose
by 10.03% in the one-year period ending December 31, 1996.  The Portfolio's net assets were $30.0 million as of December 31, 1996.

    Short-term interest rates around the globe generally declined during the first quarter with the exception of Japanese rates which remained unchanged. Higher yielding bond markets outperformed due to declining inflation expectations. The Portfolio held an underweighted position in the U.S. bond market relative to the benchmark with the belief that resurgent domestic demand would boost the production side of the economy, and that expectations of a monetary easing that were priced into the market were unjustified. The Portfolio's exposure to the European bond markets was reduced to account for increasing global growth expectations. Anticipation of an improving situation in Japan drove the Portfolio's underweighting in this bond market. In the second quarter, U.S. Treasury yields rose an average of 40 basis points in response to evidence of strong domestic demand, industrial production figures, and rapid job creation. Japanese interest rates began to fluctuate as expectations for monetary policy varied. At the same time, the yen declined as short-term rates remained low and the trade surplus with the U.S. declined.

    Investors witnessed slower than expected economic growth in the US and Japan in the third quarter, and only modestly stronger than expected growth in Germany. These markets drove a further decline in global bond yields during the
quarter.   The declines continued in the fourth quarter due to global financial market and real economic conditions. Fourth quarter economic activity was generally weaker than expected and seemed to assure the prolongation of a low interest rate environment. Global inflation remained quiescent despite a modest rise in commodity prices. For the Portfolio, interest rate exposure had a somewhat modest impact upon relative performance during the quarter. Duration was kept near the benchmark, the JP Morgan Global Government Bond Index (Hedged), reflecting the belief that global interest rates were near a trough. Within Europe, the Portfolio was overweighted in Spain and Sweden to benefit from a continued easing in monetary policy in these countries and the increasing probability that yield differentials would move to the credit spreads implied by monetary union. The adviser instituted a brief underwieght exposure to the Japanese bond market before reverting to the view that domestic institutional cash flow would in fact support the bond market at the expense of the equity market until unequivocal economic recovery was underway. Japanese forecasters predicted that tax increases would hamper such a recovery during 1997.

   	Since fourth quarter economic growth was stronger than expected and the Federal Reserve appears set to persist with an asymmetric bias to monetary policy, U.S. Treasuries will be underweighted in the Portfolio in early 1997. The adviser has also identified glimmerings of inflationary pressure within the labor market in the US. Growth, inflation and job creation in 1996 all surpassed the Federal Reserve's forecasts.




FFTW Funds, Inc.
-------------------------------------------------------------------------------
Worldwide-Hedged Portfolio - Schedule of Investments
December 31, 1996
-------------------------------------------------------------------------------
	Face
	Amount (a)	Value



Long-Term Investments - 71.7%

Australia - 0.8%
Australian Government, 10.000% due 2/15/06	  AUD	     250,000	   $    232,754
Australian Government, 10.000% due 10/15/02  AUD      	20,000	         18,052
     Total (Cost - $233,198)			                                       250,806

Canada - 2.4%
Canadian Government, 7.000% due 12/1/06	     CAD	     160,000	        121,740
Canadian Government, 7.250% due 6/1/07	      CAD	     770,000	        594,042
     Total (Cost - $709,053)			                                       715,782

Denmark - 1.3%
Kingdom of Denmark, 8.000% due 3/15/06
     (Cost - $380,978)	                      DKK	   2,100,000	        392,042

Germany - 19.1%
Deutschland Republic, 7.375% due 1/3/05	     DEM 	  2,800,000	      2,017,817
Deutschland Republic, 8.000% due 7/22/02	    DEM	   5,000,000	      3,711,685
     Total (Cost - $5,802,062)			                                   5,729,502

Italy - 5.0%
Buoni Poliennali del Tes, 9.500% due 2/1/06	 ITL	 470,000,000	        352,500
Buoni Poliennali del Tes, 9.500% due 2/1/01 	ITL1,570,000,000	      1,135,110
     Total (Cost - $1,411,692)			                                   1,487,610

Japan - 4.7%
Government of Japan, Ser. 184, 2.900%
  due 12/20/05
     (Cost- $1,455,848)	                     JPY	 161,000,000	      1,415,190

Netherlands - 2.7%
Bank Nederlandse Gemeenten, 6.750%
  due 10/3/05
     (Cost - $803,098)	                      NLG	   1,300,000	        798,866

Spain - 2.1%
Bonos y Obligacion del Estado, 10.150%
  due 1/31/06
     (Cost - $630,278)	                      ESP	  67,000,000	        629,063

Sweden - 5.6%
Kingdom of Sweden, 6.000% due 2/9/05	        SEK	   2,500,000	        355,363
Swedish Government, 11.000% due 1/21/99	     SEK	   8,000,000       1,319,000
     Total (Cost - $1,697,944)			                                   1,674,363

United Kingdom - 2.8%
United Kingdom Treasury, 9.000% due 8/6/12
     (Cost - $723,749)	                      GBP	     440,000	        846,421


United States - 25.2%
U.S. Treasury Note, 6.500% due 8/31/01		            1,550,000	   $  1,566,952
U.S. Treasury Note, 5.875% due 11/30/01		           2,050,000	      2,019,889
U.S. Treasury Note, 6.125% due 12/31/01	             	750,000	        747,188
U.S. Treasury Note, 6.500% due 10/15/06	           	1,650,000	      1,659,281
U.S. Treasury Bond, 7.125% due 2/15/23	              	350,000	        365,202
U.S. Treasury Bond, 7.625% due 2/15/25	              	283,000	        314,218
U.S. Treasury Bond, 6.750% due 8/15/26	              	900,000        	906,188
     Total (Cost - $7,614,503)			                                   7,578,918

Total Long-Term Investments (Cost - $21,462,403)			                21,518,563

Short-Term Investments - 29.5%
Bank of Boston (Nassau) Time Deposit,
  5.250% due 1/2/97		                               8,715,000	      8,715,000
U.S. Treasury Bill, 5.543% due 1/23/97* @		           150,000	        149,572
     Total (Cost - $8,864,511)			                                   8,864,572

Total Investments - 101.2% (Cost - $30,326,914)			                 30,383,135

Oher Assets net of Liabilities - (1.2%)			                           (359,478)

Net Assets - 100%			                                            $  30,023,657


Summary of Abbreviations

AUD 	Australian Dollar
CAD 	Canadian Dollar
DEM 	German Deutschemark
DKK 	Danish Krone
ESP 	Spanish Peseta
GBP 	Great British Pound
ITL 	Italian Lira
JPY 	Japanese Yen
NLG 	Netherlands Guilder
SEK 	Swedish Krona


(a) 	Face amount shown in U.S. dollars unless otherwise indicated.
*	   Interest rate shown represents yield to maturity at date of purchase.
@	   Security, or a portion thereof, is held in a margin account to cover financial futures contracts.

                                             See Notes to Financial Statements


FFTW Funds, Inc.
-------------------------------------------------------------------------------
International Portfolio
December 31, 1996
-------------------------------------------------------------------------------


GRAPH: Comparison of Changes in Value of $10,000 Investment in International Portfolio and the JP Morgan Global Government Bond Index (Non-U.S. Unhedged)

            Investment performance for the period ended December 31, 1996:
	                                                Total Return

		                                             Since Inception*
	                                             	(Not Annualized)

International Portfolio		                           6.66%

JP Morgan Global Government Bond Index              7.02%
(Non-U.S. Unhedged)

* International Portfolio commenced operations on May 9, 1996.


    The International Portfolio commenced operations on May 9, 1996.   The
Portfolio's net assets totaled $35.7 million on December 31, 1996. The Portfolio's objective is to achieve a high level of total return, consistent with the preservation of capital by investing in bonds from outside the U.S., denominated in non-U.S. currencies. The Portfolio's average weighted duration may not exceed eight years.

   	The Portfolio was slightly overweighted in the higher yielding European bond markets relative to the benchmark in the second quarter to account for increasing global growth expectations and improving inflation expectations.  The
Japanese bond market was underweighted due to anticipated economic strengthening.  The markets witnessed a further decline in global bond yields during the third quarter due to slower than expected economic growth in the U.S.
and Japan, and only modestly stronger than expected growth in Germany.  European high yielding markets continued to outperform with the help of declining domestic inflation and apparently stringent budgets.  Currencies barely changed in the quarter.

   	In the fourth quarter, global inflation remained quiescent despite a modest rise in commodity prices.  For the Portfolio, duration was kept near the benchmark, reflecting the belief that global interest rates were near a trough.
Within Europe, the Portfolio was overweighted in Spain and Sweden to benefit from a continued easing in monetary policy in these countries and the increasing probability that yield differentials would approximate to the credit spreads implied by monetary union.  The adviser instituted a brief underweight exposure to the Japanese bond market before reverting to the view that domestic institutional cash flow would in fact support the bond market at the expense of the equity market until unequivocal economic recovery was underway. In currencies, the yen was underweighted in the Portfolio, predominantly in favor of the Canadian dollar.  In Europe, the Portfolio remained overweighted in higher yielding European currencies (i.e., sterling and peseta).

   	Prospectively, the Portfolio holds an underweight position relative to the benchmark in Canadian bonds on the belief that, with the stronger than expected growth seen in the U.S. at year end, Canadian bond yields are likely to rise as U.S. bond yields rise in the coming months. In currencies, the Portfolio continues to hold an overweighted position in higher yielding European currencies such as the peseta which should continue to outperform the deutschmark and the Swiss franc based on the interest rate differential and limited scope for depreciation.



FFTW Funds, Inc.
-------------------------------------------------------------------------------
International Portfolio - Schedule of Investments
December 31, 1996
-------------------------------------------------------------------------------
                                                     	Face
                                                   	Amount (a)	       Value



Long-Term Investments - 73.1%

Australia - 1.0%
Australian Government, 10.000% due 2/15/06
     (Cost - $368,153)	                     AUD	      400,000 	 $     372,404

Canada - 3.4%
Canadian Government, 7.000% due 12/1/06	    CAD	      980,000        	745,652
Canadian Government, 7.250% due 6/1/07	     CAD	      620,000        	478,319
     Total (Cost - $1,224,431)                                   			1,223,971

Denmark - 2.1%
Kingdom of Denmark, 8.000% due 3/15/06
     (Cost - $719,592)	                     DKK	    3,950,000        	737,414

Germany - 31.5%
Deutschland Republic, 7.375% due 1/3/05	    DEM	    2,800,000      	2,017,817
Deutschland Republic, 8.000% due 7/22/02	   DEM	   12,430,000      	9,227,248
     Total (Cost - $11,337,065)	                                 		11,245,065

Italy - 9.0%
Buoni Poliennali del Tes, 9.500%
  due 2/1/06 	                              ITL	  590,000,000        	442,500
Buoni Poliennali del Tes, 9.500%
  due 2/1/01	                               ITL	3,860,000,000      	2,790,780
     Total (Cost - $3,082,840)                                   			3,233,280

Japan - 6.7%
Government of Japan, Ser. 184, 2.900%
  due 12/20/05
     (Cost - $2,463,723)	                   JPY	  272,000,000      	2,390,880

Netherlands - 4.6%
Netherlands Government, 6.000%
  due 1/15/06
     (Cost - $1,605,744)	                   NLG	    2,760,000      	1,633,768

Spain - 3.3%
Bonos y Obligacion del Estado, 10.150%
  due 1/31/06
     (Cost - $1,162,904)                   	ESP	  124,900,000      	1,172,686

Sweden - 7.2%
Kingdom of Sweden, 6.000% due 2/9/05       	SEK	    4,000,000        	568,580
Swedish Government, 11.000% due 1/21/99    	SEK	   12,100,000      	1,994,988
     Total (Cost - $2,561,635)	                                   		2,563,568

United Kingdom - 4.3%
United Kingdom Treasury, 8.000%
  due 12/7/15	                              GBP	      300,000        	533,108
United Kingdom Treasury, 9.000% due 8/6/12	 GBP	      530,000      	1,019,554
     Total (Cost - $1,403,053)	                                   		1,552,662

Total Long-Term Investments (Cost - $25,929,140)		                	26,125,698


Short-Term Investments - 44.4%

Bank of Boston (Nassau) Time Deposit,
  5.250% due 1/2/97		                              15,584,000  	$  15,584,000
U.S. Treasury Bill, 4.705% due 1/23/97* @		           100,000         	99,718
U.S. Treasury Bill, 5.035% due 1/23/97* @		           100,000	         99,697
U.S. Treasury Bill, 5.276% due 1/23/97* @		           100,000         	99,715
     Total (Cost - $15,883,097)	                                 		15,883,130

Total Investments - 117.5% (Cost - $41,812,237)		                 	42,008,828

Other Assets net of Liabilities - (17.5%)			                       (6,262,891)

Net Assets - 100.0%	                                        		  $  35,745,937


Summary of Abbreviations

AUD 	Australian Dollar
CAD 	Canadian Dollar
DEM 	German Deutschemark
DKK 	Danish Krone
ESP 	Spanish Peseta
GBP 	Great British Pound
ITL 	Italian Lira
JPY 	Japanese Yen
NLG 	Netherlands Guilder
SEK 	Swedish Krona


(a)	Face amount shown in U.S. dollars unless otherwise indicated.
*	  Interest rate shown represents yield to maturity at date of purchase.
@	  Security, or a portion thereof, is held in a margin account to cover financial futures contracts.

                                             See Notes to Financial Statements

FFTW Funds, Inc.
-------------------------------------------------------------------------------
International-Hedged Portfolio
December 31, 1996
-------------------------------------------------------------------------------

             Investment performance for the periods ended December 31, 1996:
                                           		Average Annual Total Return
                                                             			Since
                                             		One         	Recommencement
                                             		Year	        of Operations*

International-Hedged Portfolio		              3.18%            	5.42%

JP Morgan 3-Month Eurodeposit Index     		    5.82%	            5.87%
JP Morgan Global Government Bond Index
  (Non-U.S. Hedged)		                        12.22%           	13.01%

* The Portfolio redeemed all of its assets on December 30, 1994, and began selling shares again on September 14, 1995. The total return (on an annualized basis) from its original inception of March 25, 1993 through December 30, 1994, was 5.39%, versus the JP Morgan Global Government Bond Index (Non-U.S. Hedged), which had an annualized return of 2.98% for the same period, and the JP Morgan 3-Month Eurodeposit Index, which had an annualized return of 4.05% for
the same period.   The return stated is for the period commencing September 14,
1995.

   	The International-Hedged Portfolio seeks to achieve a high level of total return consistent with the preservation of capital by investing in bonds from outside the U.S., denominated in non-U.S. currencies but hedged into U.S. dollars. The Portfolio is used exclusively by the adviser for the portion of its client base that seeks the incremental return that a limited exposure to the international markets may bring. The investment strategy employed by the adviser involves investing the Portfolio in a diversified international portfolio but swapping the return of the international index in exchange for a LIBOR-based payment to the Portfolio. The success of this strategy should be measured relative to the JP Morgan 3-Month Eurodeposit Index (see above). This strategy was not employed until mid-fourth quarter so an analysis of the past year's performance is not informative at this time.


FFTW Funds, Inc.
-------------------------------------------------------------------------------
International-Hedged Portfolio - Schedule of Investments
December 31, 1996
-------------------------------------------------------------------------------
	Face
	Amount (a)	 Value



Long-Term Investments - 69.3%

Australia - 1.7%
Australian Government, 10.000% due 2/15/06
    (Cost - $2,142,321)	                   AUD	    2,320,000  	 $   2,159,942

Canada - 3.5%
Canadian Government, 7.000% due 12/1/06
    (Cost - $ 4,420,189)	                  CAD     	5,750,000 	     4,374,997

Denmark - 1.9%
Kingdom of Denmark, 8.000% due 3/15/06
    (Cost - $2,410,117)                   	DKK   	 13,000,000 	     2,426,931

Germany - 24.7%
Bundesibligation Series 117, 5.125%
  due 11/21/00	                            DEM	         1,000 	           668
Deutschland Republic, 7.375%
  due 1/3/05	                              DEM	    36,900,000 	    26,591,948
Deutschland Republic, 8.000%
  due 7/22/02	                             DEM	     6,400,000       4,750,957
    Total (Cost - $31,678,333)			                                  31,343,573

Italy - 9.3%
Buoni Poliennali del Tes, 9.500%
  due 2/1/01
    (Cost - $11,547,952)	                  ITL	16,300,000,000 	    11,784,900

Netherlands - 4.1%
Netherlands Government, 6.000%
  due 1/15/06
    (Cost - $5,167,702)	                   NLG      8,700,000       5,149,922

Spain - 3.3%
Bonos y Obligacion del Estado, 10.150%
  due 1/31/06 	                            ESP	   446,000,000       4,187,494
Spanish Government, 12.250%
  due 3/25/00	                             ESP	       120,000 	         1,095
    Total (Cost - $4,197,494)			                                    4,188,589

Sweden - 14.7%
Swedish Government, 11.000% due 1/21/99
    (Cost - $18,897,091)                  	SEK	   113,000,000 	    18,630,875

United Kingdom - 6.1%
United Kingdom Treasury, 9.000%
  due 8/6/12
    (Cost - $7,171,427)	                   GBP	    4,000,000 	      7,694,744

Total Long-Term Investments (Cost - $87,632,626)			                87,754,473

Short-Term Investments - 25.5%

Bank of Boston (Nassau) Time Deposit,
  5.250% due 1/2/97		                             26,597,000  	 $  26,597,000
FNMA DN, 5.220% due 1/17/97*		                     4,000,000 	      3,990,720
U.S. Treasury Bill, 4.638% due 1/23/97* @		          100,000           99,697
U.S. Treasury Bill, 5.095% due 1/23/97*		            100,000	          99,722
U.S. Treasury Bill, 5.130% due 1/23/97*	            	750,000         	747,713
U.S. Treasury Bill, 5.115% due 1/23/97*	            	750,000         	747,706
    Total (Cost - $32,282,558)	                                  		32,282,558

Total Investments - 94.8% (Cost - $119,915,184)	                		120,037,031

Other Assets net of Liabilities - 5.2%		                           	6,608,080

Net Assets - 100.0%			                                          $ 126,645,111



Summary of Abbreviations

AUD 	Australian Dollar
CAD 	Canadian Dollar
DEM 	German Deutschemark
DKK 	Danish Krone
DN  	Discount Note
ESP 	Spanish Peseta
GBP 	Great British Pound
ITL 	Italian Lira
JPY 	Japanese Yen
NLG 	Netherlands Guilder
SEK 	Swedish Krona


(a)	 Face amount shown in U.S. dollars unless otherwise indicated.
*	   Interest rate shown represents yield to maturity at date of purchase.
@	   Security, or a portion thereof, is held in a margin account to cover financial futures contracts.

                                            See Notes to Financial Statements



FFTW Funds, Inc.
------------------------------------------------------------------------------
Statements of Assets and Liabilities
December 31, 1996                                              U.S. Portfolios
------------------------------------------------------------------------------


                                          U.S. Short-Term      Stable Return
                                              Portfolio          Portfolio

Assets
Investments in securities, at value
  (Cost - $350,125,316 and
   $41,370,191, respectively)	          	$  350,424,204	(a)	  $   41,484,359

Cash		                                              673	                	806
Foreign cash (Cost - $0 and $24,102,
  respectively)		                                     -	             	23,426
Receivable from Investment Adviser	             	49,164              		5,760
Receivable for securities sold	                  	4,201            		995,628
Receivable for fund shares sold	             	3,500,000                  		-
Interest receivable                         		2,433,157            		593,694
Receivable for variation margin		                 5,052	                  	-
Net unrealized appreciation of forward
  foreign exchange contracts	                   	14,532              		4,360
Other assets	                                   	31,186              		3,582
    	Total assets	                          356,462,169          	43,111,615

Liabilities
Payable for securities purchased		            1,142,445                  		-
Sanwa Bank Reverse Repurchase
  Agreement, 6.000% due 1/2/97;
  Issued 12/31/96 (Collateralized
  by $1,000,000 U.S. Treasury Note,
  5.875% due 11/30/01)		                              -		            992,500
Distributions payable from income		               3,497		                  -
Accrued expenses and other liabilities	         	59,513	             	18,654
    	Total liabilities	                       1,205,455	          	1,011,154


Net Assets		                              $ 355,256,714     		 $  42,100,461

Shares Outstanding (par value $0.001)		      36,066,356 	         	4,241,463

Net Asset Value Per Share		               $        9.85      		$        9.93

Components of Net Assets:

Capital stock at par value ($.001)		      $      36,066      		$       4,241
Capital stock in excess of par value	      	361,039,399	         	41,934,649
Undistributed investment income, net	           	19,640                  		-
Accumulated net realized gain (loss)	       	(6,315,589)	            	43,462
Net unrealized appreciation on
  investments, financial futures
  contracts and translation of
  other assets and liabilities
  denominated in foreign currency	            	477,198             		118,109
		                                       $ 355,256,714		       $  42,100,461



(a)  Includes repurchase agreements amounting to $50,000,000.

                                            See Notes to Financial Statements

FFTW Funds, Inc.
-------------------------------------------------------------------------------
Statements of Assets and Liabilities (continued)
December 31, 1996                                              U.S. Portfolios
-------------------------------------------------------------------------------

                                                                 Mortgage
                                                               Total Return
                                                                 Portfolio


Assets
Investments in securities, at value (Cost - $485,246,524)		   $  484,738,851
Investments in swap contracts, at value                                 	760
Receivable from Investment Adviser	                                  	32,012
Receivable for securities sold	                                  	17,604,528
Receivable for securities sold short                           		109,789,853
Receivable for paydown of principal	                                	889,498
Receivable for fund shares sold                                 		19,800,000
Interest receivable                                              		3,102,342
Receivable for variation margin                                     	248,475
Other assets                                                          	8,783
    	Total assets	                                               636,215,102

Liabilities
Payable for securities purchased	                               	271,073,906
Payable for fund shares redeemed                                		34,600,000
Market value of securities sold short		                          109,263,004
Due to custodian                                                   		227,280
Accrued expenses and other liabilities	                              	61,123
    	Total liabilities	                                          415,225,313


Net Assets	 	                                                  $ 220,989,789

Shares Outstanding (par value $.001)	                            	21,755,700

Net Asset Value Per Share                                    		$       10.16

Components of Net Assets:

Capital stock at par value ($.001)                                  		21,756
Capital stock in excess of par value                           		221,509,004
Temporary overdistribution of investment income, net	            	(1,260,264)
Accumulated net realized gain                                      		262,030
Net unrealized appreciation on investments, and
  financial futures and options contracts	                           457,263
		                                                             $ 220,989,789

                                           See Notes to Financial Statements



FFTW Funds, Inc.
-------------------------------------------------------------------------------
Statements of Assets and Liabilities (continued)
December 31, 1996                            Global & International Portfolios
-------------------------------------------------------------------------------

                                             Worldwide       Worldwide-Hedged
                                             Portfolio          Portfolio

Assets
Investments in securities, at value
  (Cost - $80,587,810 and $30,326,914,
  respectively)		                          $  80,357,738    		 $  30,383,135
Cash                                               		143             		6,169
Foreign cash (Cost - $898,776 and
  $294,675, respectively)	                      	889,257           		291,019
Receivable from Investment Adviser               		8,349	            	11,463
Receivable for securities sold		                  27,151                 		-
Interest receivable	                          	1,478,849           		675,101
Variation margin receivable                     		10,111                 		-
Net unrealized appreciation of forward
  foreign exchange contracts	                   	182,034	           	112,514
Other assets                                    		11,030	             	4,955
    	Total assets                            	82,964,662	        	31,484,356

Liabilities
Payable for securities purchased	             	7,802,280	         	1,432,439
Distributions payable from income	              	196,046		                 -
Accrued expenses and other liabilities	          	26,899            		28,260
    	Total liabilities	                        8,025,225	         	1,460,699

Net Assets		                               $  74,939,437     		$  30,023,657

Shares Outstanding (par value $.001)	         	7,773,118         		2,751,010

Net Asset Value Per Share		                $        9.64 	   	 $       10.91

Components of Net Assets:

Capital stock at par value ($.001)		       $       7,773     		$       2,751
Capital stock in excess of par value		        85,019,109	        	30,726,896
Undistributed investment income, net	                 	-	           	268,063
Accumulated net realized loss		              (10,167,778)	       	(1,130,463)
Net unrealized appreciation on
  investments, financial futures
  contracts, and translation of other
  assets and liabilities denominated
  in foreign currency	                           	80,333		           156,410
		                                         $  74,939,437		     $  30,023,657


				                                         See Notes to Financial Statements


FFTW Funds, Inc.
-------------------------------------------------------------------------------
Statements of Assets and Liabilities (continued)
December 31, 1996                            Global & International Portfolios
-------------------------------------------------------------------------------

                                          International   International-Hedged
                                             Portfolio         Portfolio

Assets
Investments in securities, at value
  (Cost - $41,812,237 and
  $119,915,184, respectively)		           $  42,008,828 		     $ 120,037,031
Cash	                                                	-	                	206
Foreign cash (Cost - $120,850 and
  $553,879, respectively)		                     117,829            		547,415
Receivable from Investment Adviser		             12,802	              	2,075
Receivable for securities sold	                  	3,953		                  -
Interest receivable	                         	1,035,815	          	5,122,754
Swap contract receivable	                            	-	          	1,244,538
Receivable for variation margin                 		1,307                  		-
Net unrealized appreciation of forward
  foreign exchange contracts		                   51,117                  		-
Other assets	                                    	5,447              		9,844
    	Total assets                           	43,237,098	        	126,963,863

Liabilities
Payable for securities purchased		            7,450,405		                  -
Net unrealized depreciation of forward
  foreign exchange contracts                        		-            		284,472
Accrued expenses and other liabilities         		40,756             		34,280
    	Total liabilities                       	7,491,161	            	318,752

Net Assets		                              $  35,745,937		      $ 126,645,111

Shares Outstanding (par value $.001)        		3,506,088         		12,924,222

Net Asset Value Per Share		               $       10.20     		 $        9.80

Components of Net Assets:

Capital stock at par value ($0.001)		     $       3,506      		$      12,925
Capital stock in excess of par value       		35,386,013	        	128,010,835
Accumulated net realized gain (loss)          		242,551	           	(700,724)
Net unrealized appreciation (depreciation)
  on investments, financial futures
  contracts, and translation of other assets
  and liabilities denominated in foreign
  currency		                                   113,867		            (677,925)
		                                       $  35,745,937       		$ 126,645,111

				                                         See Notes to Financial Statements


FFTW Funds, Inc.
-------------------------------------------------------------------------------
Statements of Operations
For the Year Ended December 31, 1996                           U.S. Portfolios
-------------------------------------------------------------------------------

                                                                                     Mortgage
                                             U.S. Short-Term     Stable Return     Total Return
                                               Portfolio           Portfolio         Portfolio*
Investment Income
Interest		                                    $  29,467,279	    	$   1,414,294		   $   5,163,924

Expenses
Investment advisory fees	                           846,754		           35,493		         189,133
Administration fees	                                288,865	           	13,271		          36,852
Custodian fees	                                     245,548	           	22,126		          72,904
Shareholder recordkeeping fees	                      40,686		            1,563		             818
Legal fees                                           	5,230	              	686		           2,030
Audit fees	                                          37,074           		24,449		          26,400
Directors' fees                                     	39,168	            	1,661		           6,072
SEC filing fees                                     	10,607	              	121		               -
Other fees and expenses                             	60,292	            	3,681		          11,081
    	Total operating expenses	                    1,574,224	          	103,051		         345,290

Waiver of investment advisory fees                	(238,878)         		(33,781)		        (61,591)
    	Operating expenses, net	                     1,335,346	           	69,270		         283,699

Interest expense	                                   642,082	           	40,276		         273,617
    	Total expenses	                              1,977,428		          109,546		         557,316

Investment income, net	                          27,489,851	        	1,304,748		       4,606,608

Net Realized and Unrealized Gain (Loss) on
Investments, Financial Futures and Options
Contracts,	and Foreign Currency-Related
Transactions

Net realized gain (loss) on investments	           (932,605)	         	243,199		         600,256

Net realized loss on financial futures and
  options contracts	                               (843,701)	              	-		         (221,042)

Net realized loss on foreign currency-
  related transactions	                             (15,327)	         	(64,649)	              	-

Net unrealized appreciation
  (depreciation) on investments	                    (58,968)	          	84,920	          	19,937

Net unrealized appreciation on
  financial futures and options contracts	          174,207		                -		         437,326

Net unrealized appreciation on other
  assets and liabilities denominated in
  foreign currency	                                  15,560	            	3,941		               -

     Net realized and unrealized gain
     (loss) on investments, financial
     futures and options contracts
     and foreign currency-related
     transactions	                               (1,660,834)		         267,411		         836,477

     Net Increase in Net Assets Resulting
     From Operations	                         $  25,829,017	    	$   1,572,159		   $   5,443,085

                                             See Notes to Financial Statements
*Commencement of Operations was April 29, 1996

FFTW Funds, Inc.
------------------------------------------------------------------------------
Statement of Operations (continued)
For the year Ended December 31, 1996         Global & International Portfolios
------------------------------------------------------------------------------
                                              Worldwide       Worldwide-Hedged
                                              Portfolio          Portfolio


Investment Income
Interest				                              $   5,808,233 		      $   1,670,781

Expenses
Investment advisory fees				                    379,871              		67,821
Administration fees				                          56,202 	              16,069
Custodian fees				102,969		                      57,734
Shareholder recordkeeping fees				                9,986		               2,559
Legal fees		                                    		1,474	                  397
Audit fees				                                   31,537 	              30,276
Directors' fees				                               8,787 	               2,383
SEC filing fees			                               	6,958	               	6,260
Other fees and expenses				                      17,491 	               4,753

    	Total operating expenses			                615,275 		            188,252

Waiver of investment advisory fees				          (45,469)		            (66,174)

     	Operating expenses, net			                569,806 		            122,078

Investment income, net				                    5,238,427             1,548,703

Net Realized and Unrealized Gain (Loss) On
Investments, Financial Futures Contracts, and Foreign Currency-Related Transactions

Net realized gain on investments 			         	1,589,481	             	855,795

Net realized gain on financial
futures contracts                           				281,612	               	1,609

Net realized gain (loss) on foreign
currency-related transactions			            	(1,257,815)            		603,107

Net unrealized depreciation on investments			(1,652,262)	           	(492,204)

Net unrealized depreciation on
financial futures contracts			                 	(14,961)            		(32,918)

Net unrealized appreciation on other
assets	and liabilities denominated in
foreign currency		                            		569,513	             	220,904

    	Net realized and unrealized gain
     (loss)	on investments, financial
     futures contracts,	and foreign
     currency-related transactions			          (484,432)	         	1,156,293

    	Net Increase in Net Assets
	    Resulting From Operations			         $   4,753,995 		     $   2,704,996

                                            See Notes to Financial Statements

FFTW Funds, Inc.
-------------------------------------------------------------------------------
Statements of Operations (continued)
For the Year Ended December 31, 1996        Global & International Portfolios
-------------------------------------------------------------------------------
                                                               International-
                                           International          Hedged
                                             Portfolio*          Portfolio
Investment Income
Interest				                              $     924,077		      $   2,806,766

Expenses
Investment advisory fees			                     	58,439	            	213,703
Administration fees			                           	8,601	             	31,337
Custodian fees	                               			36,469	             	52,660
Shareholder recordkeeping fees	                  			551	              	3,090
Legal fees                                      				509	                	527
Audit fees		                                   		26,400	             	30,364
Directors' fees		                                 		882              		5,487
SEC filing fees	                                   			-	              	7,605
Other fees and expenses		                       		1,924	              	9,417

    	Total operating expenses                			133,775		            354,190

Waiver of investment advisory fees			          	(46,117)	           	(33,636)

    	Operating expenses, net	                  		87,658            		320,554

Investment income, net		                      		836,419          		2,486,212

Net Realized and Unrealized Gain (Loss)
on Investments, Financial Futures Contracts, and Foreign Currency-Related Transactions

Net realized gain on investments            				785,345	          	1,104,475

Net realized gain on financial futures
and swap contracts			                          	180,067            		729,425

Net realized loss on foreign
currency-related transactions		              		(446,566)        		(1,379,202)

Net unrealized appreciation (depreciation)
on investments				                              196,591		         (1,109,948)

Net unrealized depreciation on
financial futures contracts		                		(124,629)          		(315,620)

Net unrealized appreciation (depreciation)
on other assets and liabilities denominated
in foreign currency				                          41,905		           (174,186)

    	Net realized and unrealized gain (loss)
     on investments, financial futures
	    contracts, and on foreign currency-
     related transactions			                    632,713		         (1,145,056)

    	Net Increase in Net Assets
    	Resulting From Operations			         $   1,469,132		      $   1,341,156


*  Commencement of Operations was May 9, 1996.
                                             See Notes to Financial Statements


FFTW Funds, Inc.
------------------------------------------------------------------------------
Statements of Changes in Net Assets
For the Years Ended                                            U.S. Portfolios
------------------------------------------------------------------------------

                                                   	U.S. Short-Term	                  Stable Return
                                                      	Portfolio	                       Portfolio
                                      				  Dec. 31, 1996	 	 Dec. 31, 1995 		 Dec. 31, 1996		  Dec. 31, 1995

Increase (Decrease) in Net
Assets From Operations
Investment income, net				                  $  27,489,851 		 $  21,144,400 		 $   1,304,748 	  $     282,869

Net realized gain (loss) on investments,
financial	futures and options contracts,
and foreign currency-related transactions				  (1,791,633)	    	  (931,205)		       178,550		        179,897

Net unrealized appreciation on investments,
financial futures and options contracts,
and other	assets and liabilities
denominated in foreign	currencies		               130,799		        761,484    	     	88,861		         35,872

Net increase in net assets resulting
from operations				                           25,829,017		      20,974,679 	     	1,572,159		        498,638

Distributions to Shareholders
From investment income, net		               		27,489,851		      21,144,400 	     	1,304,748		        282,195

In excess of investment income, net			                	-		             318         		   674		              -

From net realized gain on investments,
and foreign currency-related transactions	             -		               -		        138,326		              -

Total Distributions			                       	27,489,851		      21,144,718 		     1,443,748		        282,195

Capital Share Transactions, Net		         		(100,507,754)		    166,900,473 		    36,891,983		        525,285

Total increase (decrease) in net assets		 		(102,168,588)		    166,730,434 		    37,020,394		        741,728

Net Assets
    	Beginning of period			                  457,425,302		     290,694,868    		  5,080,067		      4,338,339

	    End of period			                      $ 355,256,714 		  $ 457,425,302 		 $  42,100,461 		  $  5,080,067

Undistributed Investment Income, Net				   $      19,640 	  	$      72,341 	  $           -    	$        674

                                            See Notes to Financial Statements

FFTW Funds, Inc.
------------------------------------------------------------------------------
Statement of Changes in Net Assets (continued)
For the Period Ended                                          U.S. Portfolios
------------------------------------------------------------------------------
                                                            Mortgage Total
                                                           Return Portfolio
                                                          December 31, 1996*

Increase in Net Assets
From Operations
Investment income, net								                                $   4,606,608

Net realized gain on investments, short sales,
and financial futures and options contracts				                				 379,214

Net unrealized appreciation on investments,
short sales, and financial futures and
options contracts					                                           			457,263

Net increase in net assets resulting
from operations							                                           	5,443,085

Distributions to Shareholders
From investment income, net							                               	4,606,608

In excess of investment income, net				                       				1,260,264

From net realized gain on investments, short sales,
and financial futures and options contracts								                 117,184

Total Distributions	                                         					5,984,056

Capital Share Transactions, Net			                         					221,530,760

Total increase in net assets							                            	220,989,789

Net Assets
    	Beginning of period					                                           		-

    	End of period							                                     $ 220,989,789

                                             See Notes to Financial Statements
*Commencement of operations was April 29, 1996

FFTW Funds, Inc.
------------------------------------------------------------------------------
Statement of Changes in Net Assets (continued)
For the Years Ended                          Global & International Portfolios
------------------------------------------------------------------------------

                                                         Worldwide                    Worldwide-Hedged
                                                         Portfolio                        Portfolio
                                              Dec. 31, 1996    Dec. 31, 1995    Dec. 31, 1996    Dec. 31, 1995
Increase (Decrease) in Net
Assets  From Operations
Investment income, net				                    $   5,238,427 	 	$   2,845,363 		 $   1,548,703 		 $     751,559

Net realized gain on investments,
financial futures contracts, and on
foreign currency-related transactions       				    613,278		      1,227,250 	    	 1,460,511		        804,916

Net unrealized appreciation (depreciation)
on investments, financial futures contracts,
and assets and liabilities denominated
in foreign currency			                          	(1,097,710)		     1,139,533 		      (304,218)		       460,628

Net increase in net assets
resulting from operations			                      4,753,995	    	  5,212,146 	      2,704,996		      2,017,103

Distributions to Shareholders
From investment income, net		                   		5,238,427	  	   1,452,532 		      1,548,703		      1,115,901

In excess of investment income, net	                   			-		             -		         977,659		              -

From net realized gain on investments,
financial futures contracts, and foreign
currency-related transactions		                   		738,137	             	-		               -		              -

From capital stock in excess of par value		       		794,254     		1,393,024           		    -		              -

Total Distributions		                           		6,770,818	   	  2,845,556 		      2,526,362		      1,115,901

Capital Share Transactions, Net				              (9,229,917)		   30,098,106 		      1,590,193		     27,080,903

Total increase (decrease) in net assets	     			(11,246,740)		   32,464,696 		      1,768,827		     27,982,105

Net Assets
    	Beginning of period                      			86,186,177    		53,721,481 	    	 28,254,830		        272,725

    	End of period			                         $  74,939,437 		$  86,186,177 		  $  30,023,657 		 $  28,254,830

Undistributed Investment Income, Net				      $           - 		$           - 		  $     268,063 		 $     655,997

                                            See Notes to Financial Statements

FFTW Funds, Inc.
------------------------------------------------------------------------------
Statements of Changes in Net Assets (continued)
For the Years Ended                           Global & International Portfolios
------------------------------------------------------------------------------

                                              International              International-
                                                Portfolio              Hedged Portfolio
                                              Dec. 31, 1996*   Dec. 31, 1996    Dec. 31, 1995**
Increase (Decrease) in Net
Assets From Operations
Investment income, net					                   $     836,419 		 $   2,486,212 		 $   1,405,519

Net realized gain on investments,
financial futures and swap contracts, and
foreign currency-related transactions				          	518,846		        454,698		        186,248

Net unrealized appreciation (depreciation)
on	investments, financial futures, and
assets and	liabilities denominated in
foreign currency			                               		113,867     		(1,599,754)		       921,829

Net increase in net assets resulting
from operations		                              			1,469,132      		1,341,156		      2,513,596

Distributions to Shareholders
From investment income, net			                    		836,419	      	2,486,212		      1,405,519

In excess of investment income, net	                  				-	              	-		          2,023

From net realized gain on investments,
financial futures and swap contracts,
and foreign currency-related transactions				      	276,295	        	454,698		              -

In excess of net realized gain on
investments,	financial futures and
swap contracts, and foreign currency-
related transactions					                                 -		        801,949		              -

From capital stock in excess of par value					            -		      1,305,588		              -

Total Distributions		                          			1,112,714	      	5,048,447		      1,407,542

Capital Share Transactions, Net			             		35,389,519	     	96,347,515		     32,898,833

Total increase in net assets					                35,745,937     		92,640,224		     34,004,887

Net Assets
    	Beginning of period	                              			-		     34,004,887		              -

    	End of period				                        $  35,745,937 		 $ 126,645,111 		 $  34,004,887

Undistributed Investment Income, Net					     $           - 		 $           - 		 $     105,438


*   Commencement of operations was May 9, 1996.
** The Portfolio was fully liquidated on December 30, 1994 and recommenced operations on September 14, 1995.

                                            See Notes to Financial Statements


FFTW Funds, Inc.
------------------------------------------------------------------------------
Financial Highlights
                                                     U.S. Short-Term Portfolio
------------------------------------------------------------------------------

                                     	                      For the Year Ended
For a share outstanding	             Dec. 31, 1996  		Dec. 31, 1995  		Dec. 31, 1994  		Dec. 31, 1993	  	Dec. 31, 1992
throughout the period:

Per Share Data
Net asset value, beginning of
  period	                            $        9.88		   $      9.89		   $        9.98		  $       10.00		  $       10.00

Increase (Decrease) From
Investment Operations
Investment income, net	                       0.55		          0.56		            0.44		           0.32		           0.34

Net realized and unrealized gain
(loss) on investments, and financial
futures and options contracts, and
foreign currency-related transactions	       (0.03)	        	(0.01)		          (0.08)		         (0.03)		          0.01

Total from investment operations             	0.52	          	0.55		            0.36		           0.29		           0.35

Less Distributions
From investment income, net	                  0.55		          0.56		            0.45		           0.31		           0.34

In excess of investment income, net	             -		          0.00	*	           0.00	*	             -	     	         -

From net realized gain on investments,
and financial futures and options
contracts	                                       -		             -		               -		              -		           0.01

Total distributions	                          0.55		          0.56		            0.45		           0.31		           0.35

Net asset value, end of period	        $      9.85		   $      9.88		      $     9.89		    $      9.98	   	$      10.00

Total Return	                                 5.45%		         5.71%		           3.71%		          2.88%		          3.45%

Ratios/Supplemental Data
Net assets, end of period	           $ 355,256,714		  $ 457,425,302		  $ 290,694,868		  $ 417,727,821	  	$ 682,513,193

Ratio of operating expenses
to average net assets, exclusive
of interest expense (a)	                      0.27%		          0.40%		          0.40%		          0.40%		          0.40%

Ratio of operating expenses
to average net assets, inclusive
of interest expense (a)	                      0.40%	          	0.51%		          0.43%		          0.48%		          0.43%

Ratio of investment income,
net to average net assets	                    5.62%		          5.64%		          4.14%		          3.28%		          3.37%

Decrease in above ratios
due to waiver of investment
advisory fees	                                0.05%		          0.07%		          0.08%		          0.03%		             -


(a) Net of waivers
(b) Annualized

* Rounds to less than $0.01.	                See Notes to Financial Statements




FFTW Funds, Inc.
-------------------------------------------------------------------------------
Financial Highlights (continued)
                                                       Stable Return Portfolio
-------------------------------------------------------------------------------

                                    	           For the Year Ended		                        Period From
For a share outstanding					                                                               July 26, 1993* to
throughout the period:	                 Dec. 31, 1996	  	Dec. 31, 1995  		Dec. 31, 1994  		Dec. 31, 1993


Per Share Data
Net asset value, beginning of period		  $       10.00		  $        9.55 	 	$        9.95    $       10.00

Increase (Decrease) From
Investment Operations
Investment income, net	                         	0.55		           0.60 		          0.43             0.14

Net realized and unrealized gain
(loss)	on investments, financial
futures contracts, and foreign
currency-related transactions		                 (0.04)		          0.45 		         (0.40)            0.05

Total from investment operations		               0.51		           1.05 		          0.03             0.19

Less Distributions
From investment income, net		                    0.55		           0.60 		          0.43             0.14

In excess of investment income, net      	       0.00**	             -		              -	               -

From net realized gains on investments,
financial futures contracts, and
currency-related transactions		                  0.03		              - 		             -             0.03

In excess of net realized gain on
investments and financial futures
contracts	                                         	-		              - 		             -             0.07

Total distributions		                            0.58		           0.60 		          0.43             0.24

Net asset value, end of period		           $     9.93		    $     10.00 		   $      9.55        $    9.95

Total Return		                                   5.29%		         11.26% 		         0.29%            4.27% (b)

Ratios/Supplemental Data
Net assets, end of period		             $  42,100,461		  $   5,080,067 	  $   4,338,339    $   3,482,439

Ratio of operating expenses
to average net assets, exclusive
of interest expense (a)		                        0.31%		          0.50%		          0.50%            0.50% (b)

Ratio of operating expenses
to average net assets, inclusive
of interest expense (a)		                        0.49%		          1.41%		          1.74%            0.50% (b)

Ratio of investment income,
net to average net assets		                      5.79%		          6.09%	   	       4.43%            3.68% (b)

Decrease in above ratios
due to waiver of investment
advisory fees and reimbursement
of other expenses		                              0.15%		          0.53%		          0.57%            1.46% (b)

Portfolio Turnover		                            1,387%		         1,075%	 	          343%           1,841%


(a)  Net of waivers and reimbursements.
(b)  Annualized
*    Commencement of Operations
**   Rounds to less than $.01


FFTW Funds, Inc.
-------------------------------------------------------------------------------
Financial Highlights (continued)
                                              Mortgage Total Return Portfolio
-------------------------------------------------------------------------------

                                                           		Period From
                                                         		April 29, 1996 *
For a share outstanding	                                  	to Dec. 31, 1996
throughout the period:



Per Share Data
Net asset value, beginning of period				                   $          10.00

Increase From Investment
Operations
Investment income, net			                                             	0.41

Net realized and unrealized gain on
investments, short sales, and financial
futures and options contracts	                                      			0.23

Total from investment operations	                                   			0.64

Less Distributions
From investment income, net				                                        0.41

In excess of investment income, net		                                		0.06

From net realized gain on investments,
short sales, and financial futures and
options contracts			                                                   0.01

Total distributions			                                                 0.48

Net asset value, end of period				                         $          10.16

Total Return		                                                       		6.54%	(c)

Ratios/Supplemental Data
Net assets, end of period				                                 $ 220,989,789

Ratio of operating expenses
to average net assets, exclusive of
interest expense (a)				                                               0.45%	(b)

Ratio of operating expenses
to average net assets, inclusive of
interest expense (a)				                                               0.88%	(b)

Ratio of investment income,
net to average net assets		                                          		7.61%	(b)

Decrease reflected in above ratios
due to waiver of investment
advisory fees	                                                      			0.10%	(b)

Portfolio turnover		                                                  		590%


(a)  Net of waivers.
(b)  Annualized
(c)  Not annualized
*    Commencement of Operations	See Notes to Financial Statements



FFTW Funds, Inc.
-------------------------------------------------------------------------------
Financial Highlights (continued)
                                                           Worldwide Portfolio
-------------------------------------------------------------------------------

                                                       	For the Year Ended		                         Period From
For a share outstanding	          Dec. 31,	1996    Dec. 31,	1995    Dec. 31,	1994   Dec. 31, 1993   	April 15, 1992* to
throughout the period:	                                                                              Dec. 31, 1992

Per Share Data
Net asset value, beginning
of period		                       $        9.83		  $        9.27 		 $       10.02 		$        9.98 		 $       10.00

Increase (Decrease) From
Investment Operations
Investment income, net		                   0.53		           0.58 		          0.50 		         0.45 		          0.39

Net realized and unrealized
gain (loss)	on investments,
financial futures contracts,
and foreign currency-related
transactions		                             0.01		           0.56 		         (0.74)		         1.04 		          0.53

Total from investment operations		         0.54		           1.14 		         (0.24)		         1.49 		          0.92

Less Distributions
From investment income, net		              0.53		           0.30 		          0.20 		         0.45 		          0.39

In excess of investment
  income, net                               		-		              - 		          0.01 		            -		              -

From net realized gain on
investments,	financial futures
contracts,		and foreign currency-
related transactions			                    0.09		              - 		             -		          0.87 		          0.55

In excess of net realized gain on
investments,	financial futures
contracts, and foreign currency-
related transactions	                       		-		              -        		      -		          0.13 		          0.00 **

From capital stock in excess of
par value		                                0.11		           0.28 		          0.30 		            -		              -

Total distributions		                      0.73		           0.58 		          0.51 		         1.45 		          0.94

Net asset value, end of period	    	$      9.64	    	$      9.83   	 	$      9.27 		  $     10.02   		  $     9.98

Total Return	                              	5.77%		        12.60% 		        (2.25%)		       15.86% 	    	    13.46% (b)

Ratios/Supplemental Data
Net assets, end of period		         $ 74,939,437		  $ 86,186,177 		  $ 53,721,481  		$217,163,036 	 	  $82,757,009

Ratio of operating expenses
to average	net assets, exclusive
of interest expense (a)		                   0.60%		         0.60%		          0.60%		         0.59%		          0.60%	(b)

Ratio of operating expenses
to average	net assets, inclusive
of interest expense (a)		                   0.60%		         0.60%		          0.63%		         0.86%		          0.79%	(b)

Ratio of investment income, net
to average	net assets		                     5.52%		         6.13%		          5.11%	   	      4.48%		          5.39%	(b)

Decrease in above ratios due to
waiver of investment advisory
fees and	reimbursement of other
expenses		                                  0.05%		         0.30%		          0.02%		            -		           0.72%	(b)

Portfolio turnover	                       	1,126%		        1,401%		         1,479%		        1,245%		           850%


(a)  Net of waivers and reimbursements.
(b)  Annualized
*    Commencement of Operations
**   Rounds to less than $0.01.
                                            See Notes to Financial Statements


FFTW Funds, Inc.
-------------------------------------------------------------------------------
Financial Highlights (continued)
                                                    Worldwide-Hedged Portfolio
-------------------------------------------------------------------------------

                                                        	For the Year Ended	                            Period From
For a share outstanding	            Dec. 31, 1996   	Dec. 31,	1995    Dec. 31,	1994    Dec. 31,	1993    May 19, 1992* to
throughout the period:	                                                                                 Dec. 31, 1992


Per Share Data
Net asset value, beginning of
period		                            $       10.85		  $       10.41  		$       10.08 		 $        9.85 		  $      10.00

Increase From Investment
Operations
Investment income, net		                     0.62		           0.45		           0.34 		          0.45 		          0.32

Net realized and unrealized gain
on	investments, financial futures
contracts, and foreign currency-
related transactions	                       	0.43		           0.66		           0.43 (c)	        0.76 		          0.25

Total from investment operations		           1.05		           1.11 		          0.77 		          1.21 		          0.57

Less Distributions
From investment income, net		                0.62		           0.67		           0.44 		          0.45 		          0.32

In excess of investment income, net		        0.37		              -		           0.00	**	            -		              -

From net realized gain on
investments,	financial futures
contracts, and foreign
currency-related transactions		                 -		              - 		             -		           0.53		           0.40

Total distributions	                        	0.99		           0.67		           0.44		           0.98		           0.72

Net asset value, end of period		      $     10.91   		$      10.85		   $      10.41 	   	$     10.08		     $     9.85

Total Return	                              	10.03%		         11.00%		          7.84%		         12.89%		          9.45%	(b)

Ratios/Supplemental Data
Net assets, end of period		          $ 30,023,657	   	$ 28,254,830 		  $    272,725 		  $ 41,137,515 		  $ 21,785,134

Ratio of operating expenses
to average net assets,
exclusive of interest
expense (a)                                		0.45%		          0.45%		          0.60%		          0.60%	         	 0.60%	(b)

Ratio of operating expenses
to average net assets,
inclusive of interest
expense (a)		                                0.45%		          0.45%		          0.65%		          0.86%		          0.83%	(b)

Ratio of investment income,
net to average net assets		                  5.71%		          5.84%		          4.72%		          4.49%		          5.13%	(b)

Decrease in above ratios due
to waiver of investment advisory
fees	and reimbursement of
other expenses		                             0.24%		          0.54%		          0.17%		          0.09%		          1.01%	(b)

Portfolio Turnover		                        1,087%		           500%		         1,622%		         1,254%		           826%


(a)  Net of waivers and reimbursements.
(b)  Annualized
(c) Includes the effect of net realized losses prior to significant decreases in shares outstanding.

*  Commencement of Operations
** Rounds to less than $0.01.
                                            See Notes to Financial Statements


FFTW Funds, Inc.
-------------------------------------------------------------------------------
Financial Highlights (continued)
                                                       International Portfolio
-------------------------------------------------------------------------------
                                                          		Period From
For a share outstanding	                                   	May 9, 1996 *
throughout the period:		                                   to Dec. 31, 1996


Per Share Data
Net asset value, beginning of period				                      $       10.00

Increase From Investment
Operations
Investment income, net		                                             		0.38

Net realized and unrealized gain on
investments, financial futures contracts,
and foreign currency-related transactions	                          			0.28

Total from investment operations		                                   		0.66

Less Distributions
From investment income, net	                                        			0.38

From net realized gain on investments,
financial futures contracts, and foreign
currency-related transactions		                                     		0.08

Total distributions		                                               		0.46

Net asset value, end of period				                           $       10.20

Total Return		                                                      		6.66%	(c)

Ratios/Supplemental Data
Net assets, end of period				                                $  35,745,937

Ratio of operating expenses
to average net assets (a)	                                         			0.60%	(b)

Ratio of investment income,
net to average net assets			                                         	5.73%	(b)

Decrease in above ratios
due to waiver of investment
advisory fees		                                                     		0.32%	(b)

Portfolio turnover	                                                 			539%


(a)  Net of waivers.
(b)  Annualized
(c)  Not annualized

*    Commencement of Operations
                                             See Notes to Financial Statements



FFTW Funds, Inc.
------------------------------------------------------------------------------
Financial Highlights (continued)
                                                International-Hedged Portfolio
------------------------------------------------------------------------------

                                                     	For the Year Ended		                Period From
For a share outstanding					                                     	                        March 25, 1993* to
throughout the period:	               Dec. 31, 1996   	Dec. 31, 1995***		Dec. 31, 1994	  	to Dec. 31, 1993



Net asset value, beginning
  of period		                         $       10.19		  $       10.00		   $       10.39 		 $        10.00

Increase (Decrease) From
Investment Operations
Investment income, net	                       	0.47		           0.19 		           0.20 		           0.44

Net realized and unrealized
gain (loss) on	investments,
financial futures and swap
contracts, and foreign
currency-related transactions		               (0.15)		          0.19 		          (0.46)		           0.78

Total from investment
  operations		                                 0.32		           0.38 		          (0.26)		           1.22

Less Distributions
From investment income, net		                  0.47		           0.19 		           0.20 		           0.44

In excess of investment
  income, net		                                   -		           0.00	(c)	            -	   	            -

From net realized gain on
investments,	financial futures
and swap contracts,	and
foreign currency- related
transactions		                                 0.05		              -		            0.50		            0.39

In excess of net realized
gain on investments,
financial futures and swap
contracts, and	foreign
currency-related transactions.		               0.09		              -		               -		               -

From capital stock in
  excess of par value		                        0.10		              -		               -		               -

Total distributions		                          0.71		           0.19 		           0.70 		           0.83

Net asset value, end
  of period		                            $     9.80		    $     10.19    		 $      9.43 **	    $      10.39

Total Return		                                 3.18%		         13.45%(b)	        (2.53%)		           16.37%	(b)

Ratios/Supplemental Data
Net assets, end of period		           $ 126,645,111		  $  34,004,887 		    $         -   		  $  17,866,568

Ratio of operating expenses
to average net assets (a)		                    0.60%		          0.60%(b)	         0.57%		             0.60%	(b)

Ratio of investment income,
net to average net assets	                    	4.65%		          6.12%(b)	         2.87%		             5.86%	(b)

Decrease in above ratios
due to waiver	of investment
advisory fees and reimburse-
ment of other expenses                       		0.06%		          0.17%(b)	         0.49%		             0.28%	(b)

Portfolio Turnover	                             784%		           764%		          1,282%		              855%

(a) Net of waivers and reimbursements.
(b) Annualized
(c) Rounds to less than $0.01.
*    Commencement of Operations
** Represents net asset value per share at December 30, 1994. The Portfolio was fully liquidated on December 30, 1994 based on this net asset value.
***  The Portfolio recommenced operations on September 14, 1995.
                                             See Notes to Financial Statements



FFTW Funds, Inc.
-------------------------------------------------------------------------------
Notes to Financial Statements
December31, 1996
-------------------------------------------------------------------------------

1. Organization

FFTW Funds, Inc. (the "Fund") was organized as a Maryland corporation on February 23, 1989 and is registered under the Investment Company Act of 1940, as amended, as an open-end, management investment company. The Fund currently has thirteen Portfolios, seven of which were active as of December 31, 1996. The seven active Portfolios are: U.S. Short-Term Portfolio ("U.S. Short-Term"); Stable Return Portfolio ("Stable Return"); Mortgage Total Return Portfolio ("Mortgage"); Worldwide Portfolio ("Worldwide"); Worldwide-Hedged Portfolio ("Worldwide-Hedged"); International Portfolio ("International"); and International-Hedged Portfolio ("International-Hedged"). The Board of Directors recently approved a name change for several Portfolios, eliminating "Fixed Income" from their name. The Fund is managed by Fischer Francis Trees & Watts, Inc. (the "Investment Adviser").


2. Summary of Significant Accounting Policies

Net Asset Value

The net asset value per share ("NAV") of each Portfolio is determined by adding the market value of all of the assets of the Portfolio, subtracting all of the Portfolio's liabilities, dividing by the number of shares outstanding and adjusting to the nearest cent. The NAV is calculated by the Fund's Accounting Agent as of 4:00 p.m. Eastern time on each Business Day (as that term is defined in the Fund's registration statement) for each Portfolio, other than Mortgage. The NAV of Mortgage is calculated by the Fund's Accounting Agent as of 4:00 p.m. Eastern time on the last Business Day of each month, on any other Business Days in which the Investment Adviser approves a purchase, and on each Business Day for which a redemption order has been placed.

Securities

All securities transactions are recorded on a trade date basis. Interest income and expense are recorded on an accrual basis. The Fund amortizes discount or premium on a daily basis to interest income. The Fund uses the specific identification method for determining gain or loss on sales of securities.

Valuation

All investments are valued daily at their market price, which results in unrealized gains or losses. Readily marketable fixed-income securities are valued on the basis of prices provided by a pricing service when such prices are believed by the Investment Adviser to reflect the fair value of such securities. Securities traded on an exchange are valued at their last sales price on that exchange. Securities for which over-the-counter market quotations are available are valued at the latest bid price. Time deposits and repurchase agreements are generally valued at their cost plus accrued interest. Securities for which market quotations are not readily available and illiquid securities will be valued in good faith by methods approved by the Board of Directors. Securities with maturities less than 60 days are valued at amortized cost, which approximates market value, unless this method does not represent fair value.

Expenses

Expenses directly attributed to each Portfolio in the Fund are charged to that Portfolio's operations; expenses which are applicable to all Portfolios are allocated among them based on average daily net assets.

Income Tax

There is no provision for Federal income or excise tax since each Portfolio distributes all of its taxable income and qualifies or intends to qualify as a regulated investment company ("RIC") by complying with the requirements of Subchapter M of the Internal Revenue Code applicable to RICs.


2. Summary of Significant Accounting Policies (continued)

At December 31,1996, the Portfolios had the following capital loss carryforwards to offset future net capital gains, to the extent provided by regulations. Net realized losses attributable to security transactions after October 31, 1996, are treated for federal income tax purposes as arising on the first day of the Portfolio's next fiscal year.

Portfolio	              Carryforward Amount      	Expiration Date
---------               -------------------       ---------------
U.S. Short-Term	                 $1,404,714	      December 31, 2001
                              	   1,779,703	      December 31, 2002
                                 	1,335,380	      December 31, 2003
	                                 1,594,356	      December 31, 2004
Worldwide 	                       9,589,732	      December 31, 2002
Worldwide-Hedged 	                1,113,488	      December 31, 2002

Dividends to Shareholders

It is the policy of the Portfolios, other than Mortgage, to declare dividends daily from net investment income. Mortgage declares dividends monthly from net investment income on the last Business Day of each month. Dividends are paid in cash or reinvested monthly for all Portfolios. Distributions from net capital gains of each Portfolio, if any, are normally declared and paid annually, but each Portfolio may make distributions on a more frequent basis to comply with the distribution requirements of the Internal Revenue Code. To the extent that a net realized capital gain can be reduced by a capital loss carryover, such gain may not be distributed.

Dividends from net investment income and distributions from realized gains from investment transactions have been determined in accordance with Federal income tax regulations and may differ from net investment income and realized gains recorded by a Portfolio for financial reporting purposes. Differences result primarily from foreign currency transactions and timing differences related to recognition of income, and gains and losses from investment transactions. To the extent that those differences which are permanent in nature result in overdistributions to shareholders, amounts are reclassified within the capital accounts based on their federal tax basis treatment. Temporary differences do not require reclassification. Dividends and distributions which exceed net investment income and net realized capital gains for financial reporting purposes but not for tax purposes are reported as distributions in excess of net investment income and net realized capital gains, respectively. To the extent that they exceed net investment income and net realized gains for tax purposes, they are reported as distributions of capital stock in excess of par.

During the year ended December 31, 1996, the Portfolios reclassified the following permanent book to tax differences [increases (decreases)]:



Portfolio	            Undistributed      	Accumulated        Capital Stock in
                      Investment          Realized Gain       Excess of Par
                      Income, Net         (Loss)                 Value
----------            -------------       -------------       ---------------

U.S. Short-Term	      $  (52,701)		         $   52,701         	$         -
Worldwide                     	-		           1,975,638         		(1,975,638)
Worldwide-Hedged	        589,725		            (429,862)		          (159,863)
International-Hedged	   (105,438)	            	105,438                  		-


Currency Translation

Assets and liabilities denominated in foreign currencies and commitments under forward foreign exchange contracts are translated into U.S. dollars at the mean of the quoted bid and asked prices of such currencies against the U.S. dollar. Purchases and sales of portfolio securities are translated at the rates of exchange prevailing when such securities were acquired or sold. Income and expenses are translated at exchange rates prevailing when accrued. The Portfolios do not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.


2. Summary of Significant Accounting Policies (continued)

Reported net realized gains or losses on foreign currency-related transactions arise from sales and maturities of foreign short-term securities, sales of foreign currency, currency gains or losses realized between the trade and settlement dates on securities transactions, the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Portfolio's books, and the U.S. dollar equivalent of the amounts actually received. Net unrealized appreciation or depreciation on assets and liabilities denominated in foreign currency arise from changes in the value of assets and liabilities other than investments in securities at fiscal year end, resulting from changes in the exchange rates.

Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

3. Investment Advisory Agreements and Affiliated Transactions

The Fund's Board of Directors has approved investment advisory agreements (the "Agreements") with the Investment Adviser. The investment advisory fees to be paid to the Investment Adviser are computed daily at annual rates set forth below. The fees are payable quarterly for U.S. Short-Term, Worldwide, and Worldwide-Hedged, and monthly for Stable Return, Mortgage, International and International-Hedged.

The Agreements with U.S. Short-Term, Worldwide and Worldwide-Hedged provide that to the extent that the aggregate annual expenses, (exclusive of interest, taxes, brokerage commissions and other extraordinary expenses) exceed 0.40% of U.S. Short-Term's, 0.60% of Worldwide's, and 0.60% of Worldwide-Hedged's average daily net assets, the Investment Adviser has agreed to waive its investment advisory fee and reimburse the Portfolios for any excess expenses. Additionally, the Investment Adviser has voluntarily agreed to waive its investment advisory fees and reimburse the Portfolio for any excess expenses of U.S. Short-Term, Stable Return, Mortgage, Worldwide-Hedged, International and International-Hedged to the extent that the aggregate expenses, (exclusive of interest, taxes, brokerage commissions and other extraordinary expenses) exceed 0.25% of U.S. Short-Term's, 0.30% of Stable Return's, 0.45% of Mortgage's and Worldwide-Hedged's and 0.60% of International and International-Hedged's average daily net assets.

The investment advisory fee rates are summarized below for each of the
Portfolios:

                                 	  Investment
                                    	Advisory
Portfolio                             	Fee
---------------------------------------------------

U.S. Short-Term	                      0.30%*
Stable Return	                        0 35%**
Mortgage	                             0.30%
Worldwide	                            0.40%
Worldwide-Hedged	                     0.40%***
International                        	0.40%
International-Hedged	                 0.40%

* Effective March 1, 1996, the Investment Adviser voluntarily agreed to reduce the investment advisory fee by an annualized rate of 0.15%. The investment advisory fee is currently being charged at an annualized rate of 0.15% until further notice.

** Effective March 1, 1996, the Investment Adviser voluntarily agreed to reduce the investment advisory fee by an annualized rate of 0.20%. The investment advisory fee is currently being charged at an annualized rate of 0.15% until further notice.

*** Effective July 1, 1995, the Investment Adviser voluntarily agreed to reduce the investment advisory fee by an annualized rate of 0.15%. The investment advisory fee is currently being charged at an annualized rate of 0.25% until further notice.

3. Investment Advisory Agreements and Affiliated Transactions (continued)

Directors' fees of $60,000 were allocated among the Portfolios and paid for the year ended December 31, 1996 to Directors who are not employees of the Investment Adviser. Effective February 12, 1997, Directors who are not employees of the Investment Adviser receive an annual retainer of $20,000, payable quarterly and $1,000 per meeting attended.

As of December 31, 1996, the Investment Adviser had discretionary investment advisory agreements with shareholders of the Fund that represent 67.3% of the Fund's total net assets and therefore, may be deemed a control person.

4. Investment Transactions

Purchase cost and proceeds from sales of investment securities (including U.S. Government securities), other than short-term investments, for the year ended December 31, 1996 for each of the Portfolios were as follows:

_____________________________________________________________________________
                               	Purchase Cost of	     Proceeds from Sales of
Portfolio	                    Investment Securities	  Investment Securities
----------------------------------------------------------------------------
U.S. Short-Term	                  $1,442,586,214	         $1,415,291,295
Stable Return	                       338,797,915	            302,926,023
Mortgage	                          1,579,796,803	          1,122,254,062
Worldwide	                           765,666,083	            804,686,549
Worldwide-Hedged	                    233,811,501            	236,807,680
International	                       129,239,195	            104,031,248
International-Hedged	                343,057,633	            278,441,401


The components of net unrealized appreciation (depreciation) of investments for federal income tax purposes at December 31, 1996 for each of the Portfolios were as follows:

______________________________________________________________________
Portfolio	             Unrealized           Unrealized
                      Appreciation 	       Depreciation	        Net
----------------------------------------------------------------------
U.S. Short-Term	         $  638,315	        $  339,427	    $  298,888
Stable Return	              156,780	            44,612	       114,168
Mortgage                 	2,889,049	         2,869,874	        19,175
Worldwide	                  323,361           	553,433      	(230,072)
Worldwide-Hedged	           251,600	           195,377        	56,221
International              	370,640	           174,049	       196,591
International-Hedged	       797,764	           672,917	       121,847


The cost of securities owned by each Portfolio at December 31, 1996 for Federal tax purposes was substantially the same as for financial statement purposes.

5. Forward Foreign Exchange Contracts

Each Portfolio may enter into forward foreign exchange contracts in order to hedge its exposure to changes in foreign currency exchange rates on its foreign portfolio holdings. A forward foreign exchange contract is a commitment to purchase or sell a foreign currency at a future date at a negotiated forward rate. The gain or loss arising from the difference between the original contracts and the closing of such contracts is included in net realized gains or losses on foreign currency-related transactions. Fluctuations in the value of forward foreign exchange contracts are recorded for book purposes as unrealized gains or losses by the Portfolio. The Portfolio's custodian will place and maintain cash not available for investment, U.S. Government securities, or other appropriate liquid, unencumbered securities in a separate account of the Portfolio having a value equal to the aggregate amount of the Portfolio's commitments under certain open forward exchange contracts. Risks may arise from the potential inability of a counterparty to meet the terms of a contract and from unanticipated movements in the value of a foreign currency relative to the U.S. dollar.


5. Forward Foreign Exchange Contracts (continued)

At December 31, 1996, U.S. Short-Term had an outstanding forward foreign exchange contract to sell foreign currency as follows:

Contract	                                                                  				       Unrealized
 Amount			                                          Proceeds	        Value	           Appreciation

Forward Foreign Exchange Sell Contract
17,627,250		Netherlands Guilder closing 1/28/97	    $10,236,498	     $10,221,966	     $   14,532

At December 31, 1996, Stable Return had an outstanding forward foreign exchange contracts to sell foreign currency as follows:

Contract				                                              	                           Unrealized
Amount		    	                                        Proceeds	        Value	          Appreciation

Forward Foreign Exchange Sell Contract
5,288,175 	Netherlands Guilder closing 1/28/97	      $ 3,070,950	     $ 3,066,590	    $    4,360

At December 31, 1996, Worldwide had outstanding forward foreign exchange contracts, both to purchase and sell foreign currencies as follows:

                                                                                      Unrealized
Contract			                                            Cost/	                 	       Appreciation
Amount			                                             Proceeds	        Value	         (Depreciation)

Forward Foreign Exchange Buy Contracts
      361,550 		Australian Dollar closing 1/28/97	    $   286,348	      $   287,187	  $       839
   71,701,481 		Belgian Franc closing 1/28/97	          2,230,564      	  2,262,704	       32,140
    9,284,361 		Canadian Dollar closing 1/28/97	        6,837,395 	       6,786,351 	     (51,044)
    2,030,465		Danish Krone closing 1/28/97	              340,682 	         345,193 	       4,511
   31,770,524		French Franc closing 1/28/97	            6,110,994        	6,131,128     	  20,134
    6,640,240		German Deutschemark closing 1/28/97	     4,287,316	        4,320,144 	      32,828
    4,640,795		Great British Pound closing 1/28/97	     7,706,606	        7,945,158	      238,552
3,726,556,286		Italian Lira closing 1/28/97	            2,450,763	        2,450,603	         (160)
1,266,995,047		Japanese Yen closing 1/28/97	           11,220,889	       10,984,212	     (236,677)
    1,257,253		Netherlands Guilder closing 1/28/97	       721,316      	    729,076 	       7,760
   14,861,184		Norwegian Krone closing 1/28/97	         2,320,682     	   2,332,762	       12,080
  903,812,800		Spanish Peseta closing 1/28/97	          7,028,122      	  6,946,991 	     (81,131)
  290,000,000		Spanish Peseta closing 4/28/97	          2,214,586     	   2,225,007 	      10,421


Forward Foreign Exchange Sell Contracts
      337,848		Australian Dollar closing 1/28/97	         273,657	          268,360 	       5,297
    8,875,299		Canadian Dolllar closing 1/28/97	        6,532,089        	6,487,350 	      44,739
   24,920,848		German Deutschemark closing 1/28/97	    16,225,144	       16,213,519	       11,625
    3,406,675		German Deutschemark closing 4/28/97	     2,214,586	        2,228,715	      (14,129)
    2,600,000		Great British Pound closing 1/28/97	     4,287,316	        4,451,266	     (163,950)
  190,255,377		Spanish Peseta closing 1/28/97	          1,464,432	        1,462,363	        2,069
   32,752,665		Swedish Krona closing 1/28/97	           4,894,228	        4,809,538	       84,690
    5,597,346		Swiss Franc closing 1/28/97	             4,406,634	        4,185,194	      221,440
                                                                                         $182,034

5. Forward Foreign Exchange Contracts (continued)

At December 31, 1996, Worldwide-Hedged had outstanding forward foreign exchange contracts, both to purchase and sell foreign currencies as follows:

                                                                                        Unrealized
Contract		                                               	Cost/		                       Appreciation
Amount			                                                 Proceeds	       Value	        (Depreciation)

Forward Foreign Exchange Buy Contracts
    3,598,652 	Canadian Dollar closing 1/28/97	         $ 2,650,021       $ 2,630,414	  $    (19,607)
    2,068,712		German Deutschemark closing 1/28/97	       1,335,681	        1,345,905 	       10,224
      810,000		Great British Pound closing 1/28/97	       1,330,869	        1,386,740	        55,871
  301,431,194		Japanese Yen closing 1/28/97	              2,676,316	        2,613,257	       (63,059)
    5,811,104		Norwegian Krone closing 1/28/97	             907,446	          912,170	         4,724
  394,443,500		Spanish Peseta closing 1/28/97	            3,065,786	        3,031,817	       (33,969)
   90,000,000		Spanish Peseta closing 4/28/97	              687,285	          690,519	         3,234

Forward Foreign Exchange Sell Contracts
      498,866		Australian Dollar closing 1/28/97	           404,082	          396,260	         7,822
    4,831,647		Canadian Dollar closing 1/28/97	           3,565,009	        3,531,666	        33,343
    2,357,180		Danish Krone closing 1/28/97	                395,500	          400,736	        (5,236)
   14,414,829		German Deutschemark closing 1/28/97	       9,394,117	        9,378,296	        15,821
    1,057,244		German Deutschemark closing 4/28/97	         687,285	          691,670	        (4,385)
    1,352,651		Great British Pound closing 1/28/97	       2,248,962	        2,315,772	       (66,810)
2,380,030,437		Italian Lira closing 1/28/97	              1,565,223	        1,565,120	           103
  313,766,082		Japanese Yen closing 1/28/97	              2,769,339	        2,720,194	        49,145
    1,502,297		Netherlands Guilder closing 1/28/97	         861,903	          871,175	        (9,272)
  217,940,943		Spanish Peseta closing 1/28/97	            1,677,533	        1,675,163	         2,370
   17,870,795		Swedish Krona closing 1/28/97	             2,670,432	        2,624,222	        46,210
    2,363,044		Swiss Franc closing 1/28/97	               1,852,858	        1,766,873	        85,985
					                                                                                      $ 112,514

At December 31, 1996, International had outstanding forward foreign exchange contracts, both to purchase and sell foreign currencies as follows:

					                                                                                      Unrealized
Contract			                                                Cost/		                         Appreciation
Amount			                                                  Proceeds	         Value	        (Depreciation)

Forward Foreign Exchange Buy Contracts

       433,317		Australian Dollar closing 1/28/97	         $   346,678	      $   344,193	  $    (2,485)
    57,682,096		Belgian Franc closing 1/28/97	               1,796,671	        1,820,291	       23,620
     3,796,079		Canadian Dollar closing 1/28/97	             2,800,230	        2,774,722	      (25,508)
     1,103,900		Danish Krone closing 1/3/97	                   185,614	          187,384	        1,770
     2,864,599		Danish Krone closing 1/28/97	                  481,387	          487,001	        5,614
    23,433,720		French Franc closing 1/28/97	                4,502,825	        4,522,278	       19,453
     3,230,804		German Deutschemark closing 1/3/97	          2,078,423	        2,098,357	       19,934
     2,668,712		German Deutschemark closing 1/28/97	         1,722,653	        1,736,265	       13,612
       263,950		Great British Pound closing 1/3/97	            443,645	          452,072	        8,427
     2,393,856		Great British Pound closing 1/28/97	         3,992,359	        4,098,342	      105,983
 1,204,784,000		Italian Lira closing 1/3/97	                   788,213	          793,516	        5,303
   648,000,000		Italian Lira closing 1/28/97	                  423,529	          426,128	        2,599
   925,367,078		Japanese Yen closing 1/28/97	                8,176,459	        8,022,469	     (153,990)
       539,350		Netherlands Guilder closing 1/3/97	            309,126	          312,160	        3,034
     1,375,475		Netherlands Guilder closing 1/28/97	           789,961	          797,632	        7,671
     5,577,408		Norwegian Krone closing 1/28/97	               869,459	          875,486	        6,027
    25,848,693		Spanish Peseta closing 1/3/97	                 197,318	          198,847	        1,529
   359,629,000		Spanish Peseta closing 1/28/97	              2,757,867	        2,741,163	      (16,704)
    88,000,000		Spanish Peseta closing 4/28/97	                677,757	          675,175	       (2,582)
     5,149,968		Swedish Krona closing 1/3/97	                  750,032	          755,494	        5,462

Forward Foreign Exchange Sell Contracts
     2,997,376		Canadian Dollar closing 1/28/97	             2,206,083	        2,190,915	       15,168
     1,103,900		Danish Krone closing 1/28/97	                  185,842	          187,670	       (1,828)
    15,239,610		German Deutschemark closing 1/28/97	         9,902,603	        9,914,900	      (12,297)
     1,033,750		German Deutschemark closing 4/28/97	           677,757	          676,300	        1,457
     1,073,950		Great British Pound closing 1/28/97	         1,779,117	        1,838,630	      (59,513)
 1,204,784,000		Italian Lira closing 1/28/97	                  787,122	          792,272	       (5,150)
       539,350		Netherlands Guilder closing 1/28/97	           309,615	          312,767	       (3,152)
    25,848,693		Spanish Peseta closing 1/28/97	                197,187	          198,681	       (1,494)
    16,841,772		Swedish Krona closing 1/28/97	               2,497,830	        2,473,116	       24,714
     2,343,290		Swiss Franc closing 1/28/97	                 1,816,546	        1,752,103	       64,443
       				                                                        	                         $  51,117

At December 31, 1996, International-Hedged had outstanding forward foreign exchange contracts, both to purchase and sell foreign currencies as follows:

					                                                                                        Unrealized
Contract				                 	                                                               Appreciation
Amount			                                                 Cost	              Value	          (Depreciation)

Forward Foreign Exchange Buy Contracts
   201,599,510		Belgian Franc closing 1/28/97	            $ 6,271,567	       $ 6,361,934	    $  90,367
    31,920,519		Canadian Dollar closing 1/28/97	           23,553,616	        23,332,122	     (221,494)
     7,568,439		Danish Krone closing 1/28/97	               1,269,872	         1,286,686	       16,814
    81,121,144		French Franc closing 1/28/97	              15,603,482	        15,654,892	       51,410
     4,162,877		German Deutschemark closing 1/28/97	        2,687,782	         2,708,370	       20,588
     4,650,564		Great British Pound closing 1/28/97	        7,761,805	         7,961,882	      200,077
 3,399,144,874		Japanese Yen closing 1/28/97	              30,056,350	        29,468,878	     (587,472)
     4,058,030		Netherlands Guilder closing 1/28/97	        2,328,187	         2,353,234	       25,047
   241,253,375		Spanish Peseta closing 1/28/97	             1,856,974	         1,854,350	       (2,624)
 2,961,000,000		Spanish Peseta closing 4/28/97	            22,804,991	        22,718,089	      (86,902)

Forward Foreign Exchange Sell Contracts
    30,427,300		Canadian Dollar closing 1/28/97	          $22,424,956	       $22,240,662	   $  184,294
    50,456,608		German Deutschemark closing 1/28/97	       32,718,394	        32,827,101	     (108,707)
    34,783,324		German Deutschemark closing 4/28/97	       22,804,991	        22,755,945	       49,046
     1,630,000		Great British Pound closing 1/28/97	        2,687,782	         2,790,601	     (102,819)
 2,266,034,399		Italian Lira closing 1/28/97	               1,490,253	         1,490,156	           97
   108,565,082		Spanish Peseta closing 1/28/97	            16,129,956	        15,942,150	      187,806
                                                                        					$  (284,472)

Each Portfolio may enter into foreign currency transactions on the spot markets in order to pay for foreign investment purchases or to convert to dollars the proceeds from foreign investment sales or coupon interest receipts. At December 31, 1996, no Portfolio had an outstanding purchase or sale of foreign currency on the spot markets.


6. Financial Futures Contracts

Each Portfolio may enter into financial futures contracts to hedge its interest rate and foreign currency risk. A Portfolio is exposed to market risk as a result of changes in the value of the underlying financial instruments. Investments in financial futures contracts require the Portfolio to "mark to market" on a daily basis, which reflects the change in the market value of the contract at the close of each day's trading. Accordingly, variation margin is paid or received to reflect daily unrealized gains or losses. When the contracts are closed, the Portfolio recognizes a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the time it was closed. These investments require initial margin deposits which consist of cash or eligible securities. At December 31, 1996, the Portfolios placed U.S. Treasury Bills or other liquid securities or cash in segregated accounts for the benefit of the broker at the Portfolio's custodian with respect to their financial futures contracts as follows:


-----------------------------------------------
Portfolio	                         12/31/96
                              Collateral Value
-----------------------------------------------
U.S. Short-Term	                  $ 631,894
Mortgage                           	113,968
Worldwide                          	598,288
Worldwide-Hedged                   	149,572
International                      	299,130
International-Hedged               	847,419


As of December 31, 1996, U.S. Short-Term had the following open financial futures contracts:

_____________________________________________________________________________
 		                                            Value
                                       		  	 Covered by 	      Unrealized
Contracts			                                 Contracts	      (Depreciation)
-----------------------------------------------------------------------------

Long Futures Contracts:
485	 March `97 Euro Dollars	                 $ 114,508,500 	   $      (3,676)

Short Futures Contracts:
 82		March `97 2 Year U.S. Treasury Notes	   $ 16,957,344	     $      84,530
 32		March `97 10 Year U.S. Treasury Notes	     3,492,000	            36,622
 85		March `97 CBT 5 Year Notes	                9,060,467 	           45,074
                                                           				$     162,550


As of December 31, 1996, Mortgage had the following open financial futures contracts:

                                             			 Value	         Unrealized
			                                            Covered by 	     Appreciation
Contracts			                                   Contracts	      (Depreciation)

Long Futures Contracts:
 190		March `97 10 Year U.S. Treasury Notes	  $ 20,733,750 	  $     (211,547)
Short Futures Contracts:
  51		March `97 2 Year U.S. Treasury Notes	     10,546,641	           50,557
   3		March `97 U.S. Treasury Bonds	               337,875	           10,108
 358		June `97 10 Year U.S. Treasury Notes	     38,854,187	          384,756
 132		March `97 CBT 5 Year Notes	               14,070,375 	         203,452
                                                           				$     437,326


As of December 31, 1996, Worldwide had the following open financial futures contracts:

                                              			Value	          Unrealized
			                                            Covered by	      Appreciation
Contracts			                                   Contracts	      (Depreciation)

Long Futures Contracts


  2	 March `97 TSE Japanese Gov't 10
       Year Bond		                      JPY	  248,400,000	     $     (36,690)
 27	 March `97 LIFFE Long Gilt 		       GBP	    1,484,156	            (6,677)
  9	 March `97 LIFFE Italian Gov't 		   ITL	2,329,200,000	            28,406
                                                          					$     (14,961)


6. Financial Futures Contracts (continued)

As of December 31, 1996, Worldwide-Hedged had the following open financial futures contracts:

                                             			Value
		                                           	Covered by	         Unrealized
Contracts			                                  Contracts	        (Depreciation)

Long Futures Contracts


  2	March `97 TSE Japanese Gov't 10
      Year Bond		                       JPY	  248,400,000	       $    (31,187)
  7	March `97 LIFFE Long Gilt 		        GBP	      384,781	             (1,731)
                                                             				$    (32,918)

As of December 31, 1996, International had the following open financial futures contracts:

                                            			Value
                                          			Covered by	          Unrealized
Contracts		                                 	Contracts	         (Depreciation)

Long Futures Contracts

  8	March `97 TSE Japanese Gov't 10
      Year Bond		                      JPY	  993,600,000	        $   (120,691)
 13	March `97 LIFFE Long Gilt 		       GBP	      714,594	              (3,215)

Short Futures Contracts

  2	March `97 LIFFE Japanese
      Gov't Bond		                     JPY	  497,040,000	                (723)
                                                            					$   (124,629)

As of December 31, 1996, International-Hedged had the following open financial futures contracts:

                                             			Value
                                           			Covered by	         Unrealized
Contracts			                                  Contracts	        (Depreciation)

Long Futures Contracts

 25	March `97 TSE Japanese Gov't 10
      Year Bond		                      JPY	3,105,000,000	        $   (417,275)
 21	March `97 LIFFE Long Gilt 		       GBP	    1,154,344	              (5,193)
                                                             				$   (422,468)


7. Capital Stock Transactions

As of December 31, 1996, there were 1,000,000,000 shares of $0.001 par value capital stock authorized.

Transactions in capital stock for U.S. Short-Term were as follows for the periods indicated:

                           				Year Ended		               Year Ended
                       				December 31, 1996		         December 31, 1995
                   ------------------------------------------------------------
				                  Shares	          Amount	     Shares	          Amount

Shares sold				    698,753,332	    $6,885,689,388	 489,693,965	 $4,840,215,843
Shares issued
  related to
  reinvestment
  of dividends				   2,773,655	        27,323,767	   2,129,127      21,045,642
                  -------------------------------------------------------------
				               701,526,987	     6,913,013,155	 491,823,092 	 4,861,261,485
Shares redeemed				711,752,445     	7,013,520,909	 474,927,909   4,694,361,012
							           -------------------------------------------------------------
Net increase
  (decrease)		    	(10,225,458)	   $(100,507,754)	  16,895,183	  $ 166,900,473
                  -------------------------------------------------------------

Transactions in capital stock for Stable Return were as follows for the periods indicated:

                            				Year Ended		                  Year Ended
                        				December 31, 1996		           December  31,1995
                     ---------------------------------------------------------
                   				 Shares	          Amount	       Shares	         Amount

Shares sold				      3,600,391	     $ 35,567,661	       50,525 	 $     500,000
Shares issued
  related to
  reinvestment
  of dividends				     145,519	        1,445,423	       28,122	        276,555
                    -----------------------------------------------------------
                 				3,745,910	       37,013,084	       78,647 	       776,555
Shares redeemed			     	12,241	          121,101	       25,300 	       251,270
							             -----------------------------------------------------------
	Net increase	     		3,733,669	     $ 36,891,983	       53,347 	 $     525,285
                    -----------------------------------------------------------


Transactions in capital stock for Mortgage were as follows for the period indicated:

                                				Period From April 29, 1996* to
                                      				December 31, 1996
                                    ------------------------------
                                  				Shares	             Amount
Shares sold				                     24,698,121	     $  251,360,141
Shares issued related to
   reinvestment of dividends				       588,076	          5,984,056
                                    ------------------------------
                                				25,286,197	        257,344,197
Shares redeemed		                  		3,530,497	         35,813,437
                                    ------------------------------
	Net increase			                    21,755,700	     $  221,530,760
                                    ------------------------------

*Commencement of Operations

7. Capital Stock Transactions (continued)

Transactions in capital stock for Worldwide were as follows for the periods indicated:

                         				Year Ended		                     Year Ended
                     				December 31, 1996		            December  31,1995
                   ----------------------------------------------------------
                 				Shares	          Amount	       Shares	           Amount

Shares sold      			4,903,256	    $ 47,314,387	    8,600,064 	  $  83,105,970
Shares issued
  related to
  reinvestment
  of dividends	    			565,816	       5,450,078	      264,481 	      2,525,673
                   -----------------------------------------------------------
                				5,469,072	      52,764,465	    8,864,545      	85,631,643
Shares redeemed				 6,462,067	      61,994,382	    5,895,380 	     55,533,537
                   -----------------------------------------------------------
Net increase
 (decrease)			       (992,995)	   $ (9,229,917)	   2,969,165 	  $  30,098,106
                   -----------------------------------------------------------

Transactions in capital stock for Worldwide-Hedged were as follows for the periods indicated:

                          				Year Ended		                Year Ended
                      				December 31, 1996		          December 31, 1995
                    ---------------------------------------------------------
                 				Shares	           Amount	      Shares	          Amount

Shares sold				     170,880	       $  1,849,300	  2,499,119	    $  26,240,000
Shares issued
  related to
  reinvestment
  of dividends		  		231,838	          2,529,368	    105,484 	       1,114,755
                				402,718	          4,378,668	  2,604,603 	      27,354,755
                    ----------------------------------------------------------
Shares redeemed			 	256,253	          2,788,475	     26,256 	         273,852
							             ----------------------------------------------------------
	Net increase 	   		146,465	       $  1,590,193	  2,578,347	    $  27,080,903
							             ----------------------------------------------------------

Transactions in capital stock for International were as follows for the period indicated:

                                     				Period From May 9, 1996* to
                                          				December 31, 1996
                                         ----------------------------
                                     				  Shares	            Amount
Shares sold				                          3,397,413	       $ 34,283,766
Shares issued related to
   reinvestment of dividends				           109,492	          1,114,153
                                         -----------------------------
                                     				3,506,905	         35,397,919
Shares redeemed		                            		817	              8,400
							                                  -----------------------------
Net increase			                          3,506,088	       $ 35,389,519
							                                  -----------------------------
*Commencement of Operations

7. Capital Stock Transactions (continued)

Transactions in capital stock for International-Hedged were as follows for the periods indicated:

                     				Year Ended		      For the Period September 14, 1995*
                 				December 31, 1996		          to December  31,1995
                ------------------------------------------------------------
             				 Shares	        Amount	         Shares	           Amount

Shares sold		 		17,293,642	  $174,000,000	     10,600,000 	    $106,000,000
Shares issued
 related to
 reinvestment
 of dividends	  			509,355	     5,046,775	        139,771	        1,398,833
                -------------------------------------------------------------
            				17,802,997	   179,046,775	     10,739,771      	107,398,833
Shares redeemed		8,214,673	    82,699,260	      7,403,873       	74,500,000
							         -------------------------------------------------------------
Net increase 	 		9,588,324	  $ 96,347,515	      3,335,898	     $ 32,898,833
                -------------------------------------------------------------
* The International-Hedged Portfolio recommenced operations on September 14,
  1995.


8. Repurchase and Reverse Repurchase Agreements

Each Portfolio may enter into repurchase agreements under which a bank or securities firm that is a primary or reporting dealer in U.S. Government securities agrees, upon entering into the contract, to sell U.S. Government securities to a Portfolio and repurchase such securities from such Portfolio at a mutually agreed upon price and date. U.S. Short-Term, Worldwide, and Worldwide-Hedged may only invest up to 25% of their assets in repurchase agreements. Securities purchased subject to repurchase agreements must have an aggregate market value greater than or equal to the repurchase price plus accrued interest at all times. If the value of the underlying securities falls below the value of the repurchase price plus accrued interest, the Portfolio will require the seller to deposit additional collateral by the next business day. If the request for additional collateral is not met, or the seller defaults on its repurchase obligation, such Portfolio maintains the right to sell the underlying securities at market value and may claim any resulting loss against the seller.

Each Portfolio is also permitted to enter into reverse repurchase agreements under which a primary or reporting dealer in U.S. Government securities purchases U.S. Government securities from a Portfolio and such Portfolio agrees to repurchase the securities at an agreed upon price and date. U.S. Short-Term, Worldwide, and Worldwide-Hedged may only invest up to 25% of their assets in reverse repurchase agreements. When a Portfolio engages in reverse repurchase transcations, the Portfolio will maintain, in a segregated account with its custodian, securities equal in value to those subject to the agreement.

For the year ended December 31, 1996, the following Portfolios had a maximum amount of reverse repurchase agreements outstanding, average amount of reverse repurchase agreements outstanding, and daily weighted average interest rate as shown:

_______________________________________________________________
Portfolio	                  Maximum       Average       Average
                            Balance	      Balance	      Rate
----------------------------------------------------------------
U.S. Short-Term	       $141,468,250	 $ 11,378,297	       5.643%
Stable Return	           18,941,000	      779,872	       5.164
Mortgage	                53,126,550	    7,608,296	       5.333


Each Portfolio will engage in repurchase and reverse repurchase transactions with parties selected on the basis of such party's creditworthiness.


9. Options Transactions

For hedging purposes, each Portfolio may purchase and write (sell) put and call options on U.S. and foreign government securities and foreign currencies that are traded on U.S. and foreign securities exchanges and over-the-counter markets.

The risk with purchasing an option is that the Portfolio pays a premium whether or not the option is exercised. Additionally, the Portfolio bears the risk of loss of premium and change in market value should the counterparty not perform under the contract.

Put and call options purchased are accounted for in the same manner as portfolio securities. The cost of securities acquired through the exercise of call options is increased by the premiums paid. The proceeds from securities sold through the exercise of put options are decreased by the premiums paid.

When the Portfolio writes an option, the premium received by the Portfolio is recorded as a liability and is subsequently adjusted to the current market value of the option written. Premiums received from writing options which expire unexercised are recorded by the Portfolio on the expiration date as realized gains from option transactions. The difference between the premium and the amount paid on effecting a closing purchase transaction, including brokerage commissions, is also treated as a realized gain, or if the premium is less than the amount paid for the closing purchase transaction, as a realized loss.

If a call option is exercised, the premium is added to the proceeds from the sale of the underlying security or currency in determining whether the Portfolio has a realized gain or loss. If a put option is exercised, the premium reduces the cost basis of the security or currency purchased by the Portfolio. In writing an option, the Portfolio bears the market risk of an unfavorable change in the price of the security or currency underlying the written option. Exercise of an option written by the Portfolio could result in the Portfolio selling or buying a security or currency at a price different from the current market value.

A summary of put and call options written by U.S. Short-Term for the year ended December 31, 1996 is as follows:

                                	 1996 Calls 		             1996 Puts
                           	 # of 		                  	 # of
                         	 Contracts   	 Premiums 	   Contracts   	 Premiums

Outstanding, beginning
 of period
Eurodollars	                  270  	    $  15,101 		         -	     $      -

Options written
Eurodollars	                    -	              -		        250	      104,858
U.S. Treasury	                335	        124,749		          - 	           -

Options closed
Eurodollars	                  270	         15,101		        250	      104,858
U.S. Treasury	                294	        117,574		          -            	-

Options expired
U.S. Treasury	                 41	          7,175		          - 	           -

Outstanding, end
 of period
                       -------------------------------------------------------
Eurodollars	                    -	       $      -            -       $     -
U.S. Treasury	                  - 	      $      -		          - 	     $     -
                       -------------------------------------------------------

9. Options Transactions (continued)

A summary of put and call options written by Mortgage for the year ended December 31, 1996 is as follows:

                             	 1996 Calls 	              	 1996 Puts
                          ---------------------      ----------------------
                          	 # of 	                  		 # of
                        	 Contracts   	 Premiums 		  Contracts   	 Premiums

Outstanding, beginning
 of period	                     -	      $      -		           -	    $      -

Options written
FNMA	                          42	       264,375
U.S. Treasury	                 30	        51,562

Options closed
U.S. Treasury	                 30	        51,562		           - 	          -

Options expired
FNMA	                          42	       264,375	            - 	          -
			                      -----------------------------------------------------
Outstanding, end
 of period	                     -	      $      -		          -	     $      -
                         ------------------------------------------------------
10. Swap Transactions

A swap is an agreement that obligates two parties to exchange a series of cash flows at specified intervals based upon or calculated by reference to changes in specified prices or rates for a specified amount of an underlying asset. The payment flows are usually netted against each other, with the difference being paid by one party to the other. Risks may arise as a result of the failure of another party to the swap contract to comply with the terms of the swap contract. The loss incurred by the failure of a counterparty is generally limited to the net payment to be received by the Portfolio, and/or the termination value at the end of thecontract. Therefore, the Portfolio considers the creditworthiness of each counterparty to a swap contract in evaluating potential credit risk. Additionally, risks may arise from unanticipated movements in interest rates or in the value of the underlying securities or indices.

Mortgage entered into three interest rate swap contracts pursuant to which the Portfolio makes or receives payments based on (1) changes in the London Interbank Offered Rate (LIBOR) applied to a notional amount, (2) paydowns of the outstanding principal amount of underlying mortgage-backed securities, and
(3) the diffrence between the par value of such underlying mortgage-backed securities and their market value on the termination date of the contract.
The swap contracts are designed to enhance the total return of the Portfolio.

The Portfolio records a net receivable or payable for the amount expected to be received or paid in the period. Fluctuations in the value of interest rate swap contracts are recorded for financial statement purposes as unrealized appreciation (depreciation) on investments.

As of December 31, 1996, Mortgage had entered into the following interest rate swap contracts:

                                                                       Payments
    Swap           Notional     Termination     Payments Made      Received by the     Unrealized
 Counterparty	      Amount	        Date	       by the Portfolio	       Portfolio	      Appreciation

Lehman Brothers	  $50,000,000	    9/20/11	           (a)	              0.1315%	            $263
Morgan Stanley	    50,000,000	   10/20/11	           (a)	                0.17%	             497
Nomura	           100,000,000	     1/1/12	        (a) + (b)	             0.16%	               -

(a) Each contract includes provisions for a termination payment to be made by the Portfolio if the market value of the underlying mortgage-backed securities is below par or a payment to be made by the counterparty if the market value exceeds par value.

(b) LIBOR times 0.04% times notional value plus 0.04% of paydowns of principal of underlying mortgage securities.

10. Swap Transactions (continued)

International-Hedged entered into a swap agreement pursuant to which the Portfolio agrees to pay the return of a specified global index in exchange for an interest payment based on LIBOR. The effect of such is to hedge the market exposure imbedded in the Portfolio for a current market interest return, plus (or minus) any incremental return achieved in excess of the index return. This type of transaction also serves to hedge currency exposure. The index used pursuant to this hedging technique is the JP Morgan Non-U.S. Traded Total Return Government Bond Index (Unhedged) ("JP Morgan Index").

The Portfolio records a net receivable or payable on a daily basis for the amount expected to be received or paid in the period. Income paid or received on the JP Morgan Index is broken down into an interest expense component (recorded as an offset to interest income) and a capital component (recorded as net realized gain or loss on investment). Income received based on LIBOR is recorded as interest income.

At December 31, 1996, International-Hedged had one outstanding swap contract with the following terms:

                                                                  Payments
    Swap          Notional      Termination    Payments Made    Received by the
Counterparty	      Amount	         Date	     by the Portfolio	     Portfolio

Morgan Guaranty
 Trust Co.	    $126,000,000	     11/4/98	    % of change in      LIBOR minus
                                             the JP Morgan       26 basis points
                                             Index

11. Segregation of Assets

It is the policy of each of the Fund's Portfolios to have its custodian segregate certain assets to cover portfolio transactions which are deemed to create leverage under Section 18(f) of the Investment Company Act of 1940. The Portfolios turn over assets on a frequent basis which would make it impractical to specify individual securities to be used for segregation purposes. Therefore, the Portfolio's custodian has been instructed to segregate all settled assets. The Portfolios will not enter into transactions deemed to create leverage in excess of each Portfolio's ability to segregate up to 100% of its settled assets.





OFFICERS & DIRECTORS AND OTHER PERTINENT INFORMATION

















OFFICERS AND DIRECTORS                Investment Adviser
                                      Fischer Francis Trees & Watts, Inc.
Stephen J. Constantine                200 Park Avenue
President and Director of the Fund    New York, NY  10166

John C Head III                       Sub-Adviser
Director of the Fund                  Fischer Francis Trees & Watts
                                      3 Royal Court
Lawrence B. Krause                    The Royal Exchange
Director of the Fund                  London, EC3V 3RA

Paul Meek                             Administrator and Distributor
Director of the Fund                  AMT Capital Services, Inc.
                                      600 Fifth Avenue
Onder John Olcay                      New York, NY  10020
Chairman of the Board and
CEO of the Fund                       Custodian and Fund Accounting Agent
                                      Investors Bank & Trust Company
Stephen P. Casper                     P.O. Box 1537
Treasurer of the Fund                 Boston, MA  02205-1537

William E. Vastardis                  Transfer and Dividend Disbursing Agent
Secretary of the Fund                 Investors Bank & Trust Company
                                      P.O. Box 1537
Carla E. Dearing                      Boston, MA  02205-1537
Assistant Treasurer of the Fund
                                      Legal Counsel
                                      Dechert Price & Rhoads
                                      1500 K Street, N.W.
                                      Washington, D.C.  20005-1208

                                      Independent Auditors
                                      Ernst & Young LLP
                                      787 Seventh Avenue
                                      New York, NY  10019